EXHIBIT 4(c)
VULCAN MATERIALS COMPANY
401(k) AND PROFIT SHARING RETIREMENT PLAN
Effective July 15, 2007

VULCAN MATERIALS COMPANY
401(k) AND PROFIT SHARING RETIREMENT PLAN
     THIS AGREEMENT, dated this 13th day of July, 2007, but effective as of July 15, 2007, is made by VULCAN MATERIALS COMPANY, a New Jersey corporation (hereinafter referred to as the “Company”),
W I T N E S S E T H
     WHEREAS, the Company desires to adopt and maintain the “Vulcan Materials Company 401(k) and Profit Sharing Retirement Plan for the benefit of certain employees (the “Plan”); and
     NOW, THEREFORE, the Plan is hereby adopted, effective as of July 15, 2007 to read as follows:

TABLE OF CONTENTS

SECTION 1 DEFINITIONS	1

1.1 ACCRUED BENEFIT	1
1.2 ADJUSTMENT FACTOR	1
1.3 ADMINISTRATIVE COMMITTEE	1
1.4 ADMINISTRATOR	1
1.5 ANNUAL ADDITION	1
1.6 ANNUAL COMPENSATION	1
1.7 APPEALS COMMITTEE	1
1.8 APPLICABLE DIVIDENDS	1
1.9 AVERAGE CONTRIBUTION PERCENTAGE	1
1.10 AVERAGE DEFERRAL PERCENTAGE	2
1.11 BASIC MATCHING CONTRIBUTION ACCOUNT	2
1.12 BASIC MATCHING CONTRIBUTIONS	2
1.13 BEFORE-TAX CONTRIBUTION	2
1.14 BEFORE-TAX CONTRIBUTIONS	2
1.15 BENEFICIARY	2
1.16 BOARD	3
1.17 BONUS MATCHING CONTRIBUTION	3
1.18 BONUS MATCHING CONTRIBUTION ACCOUNT	3
1.19 CATCH-UP CONTRIBUTIONS	3
1.20 CLAIMANT	3
1.21 COMPANY	3
1.22 COMPANY COMMON STOCK	3
1.23 COMPENSATION	3
1.24 CONTRIBUTION PERCENTAGE	3
1.25 DEFERRAL PERCENTAGE	4
1.26 DELEGATE	4
1.27 DIRECT ROLLOVER	5
1.28 DISABILITY	5
1.29 DISTRIBUTEE	5
1.30 DIVIDEND PAYOUT ACCOUNT	5
1.31 EARNINGS	5
1.32 ECONOMIC PROFIT	5
1.33 EFFECTIVE DATE OF THE PLAN	5
1.34 ELIGIBLE EMPLOYEE	5
1.35 ELIGIBLE PARTICIPANT	5
1.36 ELIGIBLE RETIREMENT PLAN	6
1.37 ELIGIBLE ROLLOVER DISTRIBUTION	6
1.38 EMPLOYEE	7
1.39 EMPLOYING COMPANY	7
1.40 ESOP PLAN	7
1.41 EMPLOYING COMPANY DATE	7
1.42 EMPLOYMENT SERVICE	7

i

1.43 EXCESS AGGREGATE CONTRIBUTIONS	7
1.44 EXCESS BEFORE-TAX CONTRIBUTIONS	7
1.45 EXCESS DEFERRALS	7
1.46 HIGHLY COMPENSATED EMPLOYEE	7
1.47 INTERNAL REVENUE CODE OR CODE	8
1.48 INVESTMENT ACCOUNT	8
1.49 LIMITATION YEAR	8
1.50 LOAN	8
1.51 MAXIMUM BEFORE-TAX PERCENTAGE	8
1.52 NORMAL RETIREMENT DATE	8
1.53 OPTIONS	8
1.54 PARTICIPANT	8
1.55 PLAN	8
1.56 PLAN YEAR	8
1.57 PROFIT SHARING CONTRIBUTION:	8
1.59 RELATED EMPLOYER	8
1.60 REQUIRED BEGINNING DATE:	9
1.61 ROLLOVER ACCOUNT	9
1.62 ROLLOVER CONTRIBUTION	9
1.63 SAVINGS FUND	9
1.64 TERMINATION OF EMPLOYMENT SERVICE	9
1.65 TOTAL ACCOUNT	9
1.66 TRANSFER ACCOUNT: The Account described in Section	9
1.67 TRANSFER CONTRIBUTION	9
1.68 TRUSTEE	9

SECTION 2 PARTICIPATION IN THE PLAN	10

2.1 REQUIREMENTS FOR BECOMING A PARTICIPANT	10
2.2 PARTICIPATION	10

SECTION 3 SERVICE	11

3.1 EMPLOYMENT SERVICE	11

SECTION 4 ROLLOVER CONTRIBUTIONS AND TRANSFER CONTRIBUTIONS:	13

4.1 ROLLOVER CONTRIBUTIONS:	13
4.2 TRANSFER CONTRIBUTIONS:	13

SECTION 5 CONTRIBUTIONS BY THE EMPLOYING COMPANIES	14
5.1 BEFORE-TAX CONTRIBUTIONS:	14
5.2 BASIC AND BONUS MATCHING CONTRIBUTIONS	15
5.3 PROFIT SHARING CONTRIBUTIONS	16
5.4 MAXIMUM BENEFIT	16
5.5 AVERAGE DEFERRAL PERCENTAGE LIMITATION:	17
5.6 AVERAGE CONTRIBUTION PERCENTAGE LIMITATION:	19

5.7 RESTRICTION ON BEFORE-TAX CONTRIBUTIONS:	21

SECTION 6 INVESTMENT OPTIONS AND DIRECTIVES	24

6.1 INVESTMENTS:	24
6.2 VOLUNTARY REALLOCATION OF EXISTING INVESTMENTS:	25
6.3 INVESTMENT OF MATCHING CONTRIBUTIONS AND PROFIT SHARING CONTRIBUTIONS:	26
6.4 VOTING OR TENDERING COMPANY COMMON STOCK:	26
6.5 DIVIDEND REINVESTMENT ELECTIONS	27
6.6 INVESTMENT OF DIVIDEND PAYOUT ACCOUNT	27

SECTION 7 ALLOCATION AND DETERMINATION OF ACCOUNTS	28

7.1 INVESTMENT ACCOUNTS	28
7.2 PROFIT SHARING CONTRIBUTION ACCOUNT	28
7.3 BEFORE-TAX CONTRIBUTION ACCOUNT	28
7.4 BASIC MATCHING CONTRIBUTION ACCOUNT	28
7.5 BONUS MATCHING CONTRIBUTION ACCOUNT	28
7.6 ROLLOVER ACCOUNT	28
7.7 TRANSFER ACCOUNT: A Participant’s Transfer Account value as of any date will equal the sum of the value of each of his Transfer Investment Accounts	28
7.8 DIVIDEND PAYOUT ACCOUNT	28
7.9 NOTICE TO PARTICIPANTS	28

SECTION 8 DISTRIBUTIONS	29

8.1 VALUE OF DISTRIBUTION	29
8.2 DIVIDEND DISTRIBUTIONS	33
8.3 FORM OF DISTRIBUTION:	33
8.4 REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME	36
8.5 REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH	37
8.6 DEFINITIONS FOR SECTION 8	39

SECTION 9 SAVINGS FUND	41

9.1 ESTABLISHMENT OF SAVINGS FUND	41
9.2 BENEFITS LIMITED TO SAVINGS FUND	41
9.3 EXPENSES	41
9.4 RECOVERY OF EMPLOYING COMPANY CONTRIBUTIONS	41

SECTION 10 LOANS	43

10.1 ELIGIBILITY FOR LOAN	43
10.2 MINIMUM AND MAXIMUM LOAN AMOUNTS	43

10.3 LOAN DUE DATE	43
10.4 LOAN RENEWAL	43
10.5 ACCELERATION OF LOAN DUE DATE	43
10.6 LOAN DEFAULT	44
10.7 LOAN REPAYMENT	44
10.8 LOAN INTEREST RATE	44
10.9 LOAN FEES	44
10.10 GENERAL LOAN CONDITIONS	44
10.11 SUSPENSION OF LOAN REPAYMENTS UNDER SECTION 414(U) OF THE INTERNAL REVENUE CODE	45

SECTION 11 ADMINISTRATION OF THE PLAN	46

11.1 ADMINISTRATOR	46
11.2 DELEGATES	46
11.4 ADMINISTRATIVE COMMITTEE	47
11.5 CLAIMS AND APPEALS PROCEDURE:	48
11.6 INDEMNIFICATION	49
11.7 EXPENSES	49
11.8 ASSISTANCE	49
11.9 MERGER OR CONSOLIDATION	50

SECTION 12 PLAN AMENDMENT AND TERMINATION	51

12.1 AMENDMENT	51
12.2 TERMINATION OR SUSPENSION	51

SECTION 13 MISCELLANEOUS PROVISIONS	52

13.1 PLAN NOT A CONTRACT OF EMPLOYMENT	52
13.2 PAYMENT TO MINORS AND INCOMPETENTS	52
13.3 MISSTATEMENTS IN APPLICATION	52
13.4 NONALIENATION OF BENEFITS	52
13.5 EFFECTIVE TEXT	53
13.6 GOVERNING LAW	53
13.7 REFERENCE TO GENDER AND NUMBER	53
13.8 QUALIFIED MILITARY SERVICE	53

SECTION 14 EMPLOYING COMPANIES	54

14.1 NORMAL CONDITIONS	54
14.2 EMPLOYING COMPANIES	54

SECTION 15 TOP-HEAVY PROVISIONS	55

15.1 SPECIAL TOP-HEAVY DEFINITIONS	55
15.2 MINIMUM CONTRIBUTION REQUIREMENT	56
15.3 CHANGE IN THE STATUS OF THE PLAN	56

SECTION 16 LEASED EMPLOYEES	57

16.1 LEASED EMPLOYEES	57

SECTION 17 COMPLIANCE WITH FINAL 401(k) AND 401(m) REGULATIONS	58

17.1 GENERAL RULES	58
17.2 ACTUAL DEFERRAL PERCENTAGE (ADP) TEST	58
17.3 ADJUSTMENT TO ADP TEST	60
17.4 ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST	61
17.5 ADJUSTMENT TO ACP TEST	64

v

SECTION 1 DEFINITIONS
The following words and phrases, when used in this Plan, unless the context clearly indicates otherwise, shall have the following meanings:
1.1	ACCRUED BENEFIT: A Participant’s Total Account at any time, determined as indicated in Section 1.65 (Total Account).

1.2	ADJUSTMENT FACTOR: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for Plan Years beginning after December 31, 1987.

1.3	ADMINISTRATIVE COMMITTEE: The Administrative Committee as defined in Section 11.4 (Administrative Committee).

1.4	ADMINISTRATOR: The Company.

1.5	ANNUAL ADDITION: With respect to a Participant for any Plan Year, the Annual Addition is the sum of the following
A.	The Basic Matching Contributions made on his behalf for the Plan Year, plus

B.	The Bonus Matching Contributions made on his behalf for the Plan Year, plus

C.	The Before-Tax Contributions made on his behalf for the Plan Year, plus

D.	His share of any Profit Sharing Contribution made for the Plan Year.
1.6	ANNUAL COMPENSATION: The compensation as defined in Section 415(c)(3) of the Code for a Participant increased by any amounts which are not currently includable in the Participant’s gross income by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b) of the Code, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. A Participant’s Annual Compensation for a Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

1.7	APPEALS COMMITTEE: A committee consisting of the chief financial officer of the Company, the chief human resources officer of the Company and the Secretary of the Company.

1.8	APPLICABLE DIVIDENDS: Dividends paid to the Savings Fund with respect to Company Common Stock held in the Vulcan ESOP Fund and with respect to which a Participant has been given an election pursuant to Section 6.7 hereof to have such dividends paid to the Trust and (i) reinvested in additional Company Common Stock or (ii) paid to the Participant in cash.

1.9	AVERAGE CONTRIBUTION PERCENTAGE: The average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

1.10	AVERAGE DEFERRAL PERCENTAGE: The average (expressed as a percentage) of the Deferral Percentages of Eligible Participants in a group.

1.11	BASIC MATCHING CONTRIBUTION ACCOUNT: The account described in Section 7.4 (Basic Matching Contribution Account).

1.12	BASIC MATCHING CONTRIBUTIONS: Contributions made by Employing Companies in accordance with Section 5.2 (Basic and Bonus Matching Contributions).

1.13	BEFORE-TAX CONTRIBUTION ACCOUNT: The account described in Section 7.3 (Before-Tax Contribution Account).

1.14	BEFORE-TAX CONTRIBUTIONS: Contributions made by an Employing Company at the election of a Participant in accordance with Section 5.1 (Before-Tax Contributions).

1.15	BENEFICIARY: The Beneficiary of a Participant who is married at the date of his death shall be the Participant’s spouse at the date of his death unless
A.	The Participant has designated a person or persons (including a trust or a Participant’s estate) other than his spouse (at the date of his death) as his Beneficiary by written notice filed with the Administrative Committee in a form satisfactory to the Administrative Committee,

B.	The spouse of the Participant at the date of the Participant’s death has consented in writing to such designation and has acknowledged the effect of such designation, and

C.	The spouse’s consent to such designation and acknowledgment of the effect of such designation is witnessed by a Plan representative or a notary public.
The Beneficiary of a Participant who is not married at the date of his death shall be the person or persons (including a trust or a Participant’s estate) last designated by the Participant by written notice filed with the Administrative Committee in a form satisfactory to the Administrative Committee, which designation may be changed from time to time by the Participant by written notice filed with the Administrative Committee in a form satisfactory to the Administrative Committee. A Participant who designates a Beneficiary in accordance with the foregoing provisions may also designate one or more persons (including a trust or the Participant’s estate) as a contingent Beneficiary to receive any portion of such benefit which has not been paid to the primary Beneficiary at the time of the primary Beneficiary’s death. A Participant who designates more than one primary Beneficiary in accordance with the foregoing provisions may specify the sequence and/or proportion in which payments shall be made to each primary Beneficiary, and in the absence of any such specification of sequence or proportion, payments shall be made in equal shares to all named primary Beneficiaries. In the event no Beneficiary (including a contingent Beneficiary) designated by the Participant is living at the time of the Participant’s death or in the event a Participant has not designated a Beneficiary at the time of his death, such

Participant’s spouse at the date of his death shall be deemed to be his Beneficiary if there is such a spouse and, if there is not such a spouse, the Participant’s estate shall be deemed to be his Beneficiary.
1.16	BOARD: The Board of Directors of the Company or the Executive Committee thereof.

1.17	BONUS MATCHING CONTRIBUTION: A discretionary matching contribution made by Employing Companies based upon Economic Profit as described in Section 5.2 (Basic and Bonus Matching Contributions).

1.18	BONUS MATCHING CONTRIBUTION ACCOUNT: The account described in Section 7.5.

1.19	CATCH-UP CONTRIBUTIONS: Before-Tax Contributions made to the Plan for a Plan Year by a Participant who has attained age 50 before the close of the Plan Year pursuant to Section 5.1B of the Plan.

1.20	CLAIMANT: A Participant or Beneficiary who has been denied benefits under the Plan.

1.21	COMPANY: Vulcan Materials Company, a New Jersey corporation, and any corporate successor to such corporation whether by merger, consolidation, liquidation into a parent corporation, or otherwise.

1.22	COMPANY COMMON STOCK: Common stock of the Company, or of a corporation owning more than half of the common stock of the Company.

1.23	COMPENSATION: Except as otherwise expressly provided, “compensation” as defined in Section 415(c)(3) of the Code. The Administrator shall have authority to determine the precise definition of “Compensation” to be used for a Plan Year provided such definition meets the requirements of Section 415(c)(3) of the Code. In the case of an Eligible Employee who is not eligible to participate in the Plan for the entire Plan Year, only Compensation paid after the earliest date the Eligible Employee could have become a Participant during the Plan Year shall be taken into account for purposes of Sections 5.3, 5.5 and 5.6. No Participant shall be deemed to have Compensation for a Plan Year in an amount in excess of $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code.

1.24	CONTRIBUTION PERCENTAGE: The ratio (expressed as a percentage) of the Basic Matching Contributions and Bonus Matching Contributions made for or on behalf of an Eligible Participant for the Plan Year to the Eligible Participant’s Compensation for the Plan Year. The Contribution Percentage for an Eligible Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to have employee contributions, matching contributions, or elective contributions allocated to his accounts under two or more plans described in Section 401(a) of the Internal Revenue Code or arrangements described in Section 401(k) of the Internal Revenue Code that are maintained by one or more of the Related Employers shall be determined as if all such employee contributions, matching contributions, and elective contributions were made under a single plan. In the event that this Plan satisfies the requirements of Section

410(b) of the Internal Revenue Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Internal Revenue Code only if aggregated with this Plan, then the Contribution Percentage of Eligible Participants shall be determined as if all such plans (including this Plan) were a single plan.

1.25	DEFERRAL PERCENTAGE: The ratio of the amount of the Before-Tax Contributions to be paid over to the Savings Fund under the Plan on behalf of an Eligible Participant for a Plan Year to such Participant’s Compensation for such Plan Year. The Deferral Percentage for an Eligible Participant who is a Highly Compensated Employee for the Year and who is eligible to have Before-Tax Contributions allocated to his accounts under two or more plans or arrangements described in Section 401(k) of the Internal Revenue Code that are maintained by one or more Related Employers shall be determined as if all such Before-Tax Contributions were made under a single arrangement. For purposes of determining the Before-Tax Contributions to be taken into account pursuant to this Section 1.25, the following rules shall apply:
A.	Before-Tax Contributions shall be taken into account only to the extent such Before-Tax Contributions relate to Compensation that, but for the election under Section 5.1B hereof, either would have been received by the Participant in the Plan Year or is attributable to services performed by the Participant during the Plan Year and would have been received by the Participant within 2-1/2 months after the end of the Plan Year;

B.	Before-Tax Contributions shall be taken into account only to the extent such Before-Tax Contributions are allocated to the Participant as of a date within the Plan Year. For purposes of this Section 1.25B, a Before-Tax Contribution is considered allocated as of a date within the Plan Year if the allocation is not contingent on participation and performance of services after such date and the Before-Tax Contribution is actually paid over to the trust fund not less than twelve months after the end of the Plan Year to which such Before-Tax Contribution relates; and

C.	Before-Tax Contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or Section 410(b) (other than Section 410(b)(2)(A)(ii)) of the Internal Revenue Code shall be treated as made under a single plan. If two or more plans are permissibly aggregated for purposes of satisfying Section 401(k) of the Internal Revenue Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Internal Revenue Code as though they were a single plan.
1.26	DELEGATE: A person, group of persons (including the Administrative Committee), insurance company, bank or other institution or organization, to whom responsibility for certain duties under this Plan has been assigned by the Administrator as indicated in Section 11.2 (Delegates).

1.27	DIRECT ROLLOVER: A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.28	DISABILITY: Disabled as a result of a medically determinable physical or mental impairment which renders a Participant unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long continued and indefinite duration. Disability as herein defined shall be determined by the Administrative Committee after medical examination of a Participant by a physician or physicians approved by the Administrative Committee.

1.29	DISTRIBUTEE: Any Participant or former Participant, any such Participant’s or former Participant’s surviving spouse and a Participant’s or former Participant’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code with respect to the interest in the Plan of the spouse or former spouse.

1.30	DIVIDEND PAYOUT ACCOUNT: The account described in Section 7.8 (Dividend Payout Account).

1.31	EARNINGS: Amounts received by a Participant as an Eligible Employee for personal service rendered to an Employing Company including all regular pay, overtime pay, premium pay, short-term incentive pay, commissions, bonuses, the amount of Before-Tax Contributions and the amount of “pay conversion contributions” as that term is defined in the Vulcan Materials Company Pay Conversion Plan, to be made on behalf of such Participant under such plans, but excluding expense allowances, contributions (other than Before-Tax Contributions or “pay conversion contributions”) by an Employing Company to the Plan, the Retirement Plan and the Vulcan Materials Company Tax Reduction Act Employee Stock Ownership Plan and distributions from such plans, vacation pay in lieu of vacation, wellness credits paid under the Company’s wellness program and “flex credits” under the Vulcan Materials Company Pay Conversion Plan, payments made under any long-term incentive plan, and other special payments unless specifically included by the Administrative Committee. No Participant shall be deemed to have Earnings for a Plan Year in an amount in excess of $200,000 as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with the provisions of Section 401(a)(17) of the Internal Revenue Code.

1.32	ECONOMIC PROFIT: The measure of the Company’s performance established and used by the Board of Directors to determine the level of Bonus Matching Contributions.

1.33	EFFECTIVE DATE OF THE PLAN: July 15, 2007.

1.34	ELIGIBLE EMPLOYEE: Any Employee of an Employing Company hired on or after July 1, 2007, but excluding, however, any Employee who (a) is covered by a collective bargaining agreement or agreements or (b) is accruing benefit service under another tax-qualified retirement plan to which such Employing Company contributes.

1.35	ELIGIBLE PARTICIPANT: Any Eligible Employee who is eligible to be a Participant, regardless of whether he is in fact a Participant, and who is otherwise authorized under the terms of the Plan to have Before-Tax Contributions, Matching Contributions or Profit Sharing Contributions made to the Plan on his behalf for the Plan Year. An Eligible Employee shall be considered an Eligible Participant if he would be eligible to have Before-Tax Contributions made to the Plan on his behalf but for the suspension of such Contributions due to a distribution, loan, or election not to participate in the Plan. An Eligible Employee shall be deemed to be an Eligible Participant notwithstanding the fact that no additional Annual Additions may be made to such Eligible Employee’s Accounts by reason of Section 415(c)(1) or 415(e) of the Internal Revenue Code.

1.36	ELIGIBLE RETIREMENT PLAN: Either (i) an individual retirement account described in Section 408(a) of the Internal Revenue Code; (ii) an individual retirement annuity described in Section 408(b) of the Internal Revenue Code; (iii) an annuity plan described in Section 403(a) of the Internal Revenue Code; (iv) an annuity contract described in section 403(b) of the Code; (v) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or (vi) a qualified trust described in Section 401(a) of the Internal Revenue Code. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

1.37	ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the balance of a Distributee’s Account or Accounts other than any of the following:
A.	A distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

B.	A distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; or

C.	Any distribution on account of “hardship” (within the meaning of Section 401(k)(2)(B)(i)(IV) of the Internal Revenue Code); or

D.	Any portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the

Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
1.38	EMPLOYEE: Any person employed by an Employing Company or Related Employer.

1.39	EMPLOYING COMPANY: The Company or any Related Employer which adopts the Plan and which is designated by the Board as an Employing Company, and the corporate successor to the Company or any such Related Employer whether by merger, consolidation, liquidation into a parent corporation or otherwise.

1.40	ESOP PLAN: The provisions of this Plan applicable to accounts of Participants invested in the Vulcan ESOP Fund.

1.41	EMPLOYING COMPANY DATE: The date as of which a company became an Employing Company under the Plan, as set forth in Section 14 (List of Employing Companies).

1.42	EMPLOYMENT SERVICE: Service as an Employee (including service with two or more Related Employers or their predecessors, but only in a manner and to the extent authorized by the Board), as set forth in Section 3.1 (Employment Service).

1.43	EXCESS AGGREGATE CONTRIBUTIONS: With respect to any Plan Year, the excess of the amount of Basic Matching Contributions and Bonus Matching Contributions made on behalf of Highly Compensated Employees over the maximum amount permitted under the limitation of Section 5.6 hereof.

1.44	EXCESS BEFORE-TAX CONTRIBUTIONS: With respect to any Plan Year the excess of the amount of Before-Tax Contributions actually made by or on behalf of a Highly Compensated Employee over the maximum amount permitted under the limitation of Section 5.5 hereof.

1.45	EXCESS DEFERRALS: The amount of Before-Tax Contributions for a calendar year that the Participant allocates (or is deemed to have allocated) to the Plan pursuant to the procedure described at Section 5.6 hereof.

1.46	HIGHLY COMPENSATED EMPLOYEE: Any Employee who -
A.	At any time during the current Plan Year or the prior Plan Year owned (or was considered as owning) more than five percent (5%) of the outstanding stock of an Employing Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employing Company, or

B.	During the prior Plan Year received Annual Compensation from the Employing Companies and Related Employers in excess of $80,000, as adjusted by the Secretary of the Treasury pursuant to Section 415(d) of the Internal Revenue Code.

C.	A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he separated from service or at any time after attaining age 55.
1.47	INTERNAL REVENUE CODE OR CODE: Internal Revenue Code of 1986, as amended, and regulations thereunder.

1.48	INVESTMENT ACCOUNT: An account described in Section 7.1 (Investment Accounts).

1.49	LIMITATION YEAR: The Plan Year.

1.50	LOAN: A loan made to a Participant pursuant to the provisions of Section Section 10 (Loans).

1.51	MAXIMUM BEFORE-TAX PERCENTAGE: The percentage (or percentages) from time to time established by the Administrative Committee pursuant to Section 5.1A (Maximum Before-Tax Percentage) as the maximum rate (or rates) at which Before-Tax Contributions may be made on behalf of a Participant (or separate classes of Participants). The initial Maximum Before-Tax Percentage shall be 35%.

1.52	NORMAL RETIREMENT DATE: The date a Participant attains age 65.

1.53	OPTIONS: The investment alternatives described in Section 6.1 (Investments).

1.54	PARTICIPANT: Anyone who is participating in the Plan as provided in Section 2 (Participation in the Plan).

1.55	PLAN: Vulcan Materials Company 401(k) and Profit Sharing Retirement Plan, effective July 15, 2007

1.56	PLAN YEAR: The 12-month period beginning each January 1st. The initial Plan Year shall be the period beginning July 15, 2007 and ending December 31, 2007.

1.57	PROFIT SHARING CONTRIBUTION: A contribution made by an employing company pursuant to Section 5.3 (Profit Sharing Contribution).

1.58	PROFIT SHARING CONTRIBUTION ACCOUNT: The account described in Section 7.2 (Profit Sharing Contribution Account).

1.59	RELATED EMPLOYER: A corporation which is a member of a controlled group of corporations (within the meaning of Sections 1563(a)(1), (a)(2) and (a)(3) of the Internal Revenue Code) of which an Employing Company is also a member and any other trade or business, whether or not incorporated, which is under “common control” (within the meaning of Section 414(c) of the Internal Revenue Code) with an Employing Company. If any Employing Company is a member of an “affiliated service group,” as that term is defined at Section 414(m)(2) of the Internal Revenue Code, each other member of such

“affiliated service group” (other than a member of such group which is an Employing Company) shall be a Related Employer.

1.60	REQUIRED BEGINNING DATE: The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date which for Plan Years commencing after October 30, 1999 shall be:
A.	For a Participant who is a 5% owner (as defined in Code § 416), the Required Beginning Date is April 1 following the calendar year in which the Participant attains age 70-1/2.

B.	For a Participant who is not a 5% owner, the Required Beginning Date is April 1 following the later of (i) the calendar year in which the Participant attains age 70-1/2, and (ii) the calendar year in which the Participant retires.
A Participant who attained age 70-1/2 prior to January 1, 1999 may make an irrevocable election, in such form as the Administrative Committee may provide, to continue to receive distributions of his Total Account in accordance with this section 1.60 or to defer such distributions until Termination of Employment Service.

1.61	ROLLOVER ACCOUNT: The Account described in Section 7.6 (Rollover Account).

1.62	ROLLOVER CONTRIBUTION: The taxable amount of a distribution from another qualified retirement plan, a conduit individual retirement account, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that a Participant contributes to this Plan pursuant to Section 4.2.

1.63	SAVINGS FUND: The collection of assets of the Plan described in Section 9 (Savings Fund).

1.64	TERMINATION OF EMPLOYMENT SERVICE: As described in Section 3.1B (Termination of Employment Service).

1.65	TOTAL ACCOUNT: The sum of a Participant’s Basic Matching Contribution Account, Bonus Matching Contribution Account, Profit Sharing Contribution Account, Rollover Account, Transfer Account and Before-Tax Contribution Account.

1.66	TRANSFER ACCOUNT: The Account described in Section 7.7 (Transfer Account).

1.67	TRANSFER CONTRIBUTION: A contribution made by a Participant in accordance with Section 4.2 (Transfer Contributions and Rollover Contributions).

1.68	TRUSTEE: The trustee or trustees appointed by the Company to hold and manage the assets of the Savings Fund, as provided in Section 9 (Savings Fund).

SECTION 2 PARTICIPATION IN THE PLAN
2.1	REQUIREMENTS FOR BECOMING A PARTICIPANT: The following requirements must be met to become a Participant in the Plan:
A.	Employment: A person must be employed by an Employing Company. Employing Companies and Employing Company Dates are listed in Section 14 (List of Employing Companies).

B.	Employee Status: A person must be an Eligible Employee.
2.2	PARTICIPATION:
A.	Participation Begins: Participation in the Plan for an Eligible Employee begins on the day such Eligible Employee becomes an Eligible Employee.

B.	Participation Ceases: Once a Participant’s Total Account balance is reduced to zero, his participation in the Plan shall cease.

C.	Reentry into Plan Participation: A former Participant whose participation has ceased in accordance with Section 2.2B (Participation Ceases) will begin participation in the Plan again on the date on which all of the requirements in Section 2.1 are met following the date his former participation ceased. Except as otherwise provided in Section 8.1C, contributions will commence with the first paycheck issued to the Participant on or after the date the former Participant reenters participation in the Plan.

SECTION 3 SERVICE
3.1	EMPLOYMENT SERVICE: Employment Service is determined as follows:
A.	Commencement of Accrual of Employment Service:
(1)	Employment Service will commence to accrue on a Participant’s date of hire by an Employing Company or Related Employer and will be measured in years with proportionate allowance for completed months.

(2)	Periods of service with a Related Employer prior to the date it became a Related Employer shall be excluded from Employment Service except to the extent authorized by the Board.

(3)	Service with a proprietorship, a corporation or a partnership, all or a part of the assets of which have been acquired by an Employing Company or Related Employer, or a predecessor of any such proprietorship, corporation or partnership, may constitute Employment Service, but only in the manner and to the extent authorized by the Board.
B.	Termination of Employment Service:
(1)	Employment Service shall terminate on the earlier of (a) or (b).
(a)	The first anniversary of the first day of a period during which a person remains absent from service (with or without pay) with an Employing Company or other Related Employer for any reason other than quit, retirement, discharge, death, or Disability (e.g., a period of absence for illness which does not constitute a Disability, leave of absence, layoff, strike, or absence for military service) unless the person has a legal right to reemployment and returns to service with the Employing Company or other Related Employer before the expiration of such reemployment rights.

(b)	The day on which an Employee quits, retires, is discharged, or dies.
(2)	For purposes of this Section 3.1B, failure to return to service with an Employing Company or other Related Employer upon recall from layoff shall be deemed a quit, and an Employee who is absent from service with an Employing Company or other Related Employer as a result of Disability shall be deemed to have quit upon the earlier of his recovery from Disability or commencement of retirement income under the Retirement Plan.

(3)	An Employee whose Employment Service ceases to accrue will begin to accrue Employment Service again on the date on which he again returns to work as an Employee. If an Employee who experienced a Termination of Employment Service described in Section 3.1B is re-employed by an Employing Company or a Related Employer within 12 months from the earlier of
(a)	the date he quit, retired, or was discharged, or

(b)	the date on which the Employee was first absent from service for a reason other than quit, retirement, or discharge, his Employment Service shall be deemed to include the period from the earlier of (a) or (b) above to the date of his re-employment.
C.	Forfeiture of Employment Service: Accrued Employment Service is never forfeited.

SECTION 4 ROLLOVER CONTRIBUTIONS AND TRANSFER CONTRIBUTIONS:
4.1	ROLLOVER CONTRIBUTIONS:

A Participant who receives a distribution from a qualified plan that would be an Eligible Rollover Distribution if received from this Plan, other than a distribution received by a beneficiary from such qualified plan, a conduit individual retirement account, an annuity contract described in section 403(b) of the Code or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state may roll over all or any part of such taxable portion of the such distribution. The Administrative Committee will adopt such procedures, and may require such information from the Participant who desires to make a Rollover Contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this section. The Administrative Committee may require the Participant to submit a written certification that the distribution he received is an Eligible Rollover Distribution made from another qualified plan, a conduit individual retirement account, an annuity contract described in section 403(b) or an eligible plan under section 457(b) of the Code. As soon as practicable after receipt, the Rollover Contribution will be deposited in the Trust Fund and will be credited to the Participant’s Rollover Account. In the event the Administrative Committee discovers that a Participant has made a Rollover Contribution to the Plan which fails to comply with this section, the Administrative Committee will refund the Contribution and all earnings attributable to it as soon as practicable. The Administrative Committee will in good faith rely on the representations made by the Participant in his application to make a Rollover Contribution and will not be held accountable for any misrepresentation therein unless the Administrative Committee has actual knowledge of such misrepresentation.

4.2	TRANSFER CONTRIBUTIONS:

If An Eligible Employee was previously a participant in another defined contribution plan maintained by the Company, the accounts maintained for such Eligible Employee may be transferred to this Plan following the date such Eligible Employee becomes a Participant if the Participant so elects. In the event of any plan to plan transfers described in this Section 4.2B, the accounts so transferred shall be transferred to the corresponding accounts in such other plan.

SECTION 5 CONTRIBUTIONS BY THE EMPLOYING COMPANIES
5.1	BEFORE-TAX CONTRIBUTIONS:
A.	Maximum Before-Tax Percentage:

The Maximum Before-Tax Percentage with respect to any Participant is equal to 35%. The Administrative Committee may from time to time establish a different Maximum Before-Tax Percentage for Participants who are Highly Compensated Employees that in its judgment appears desirable or necessary in view of the restrictions imposed by Section 401(k) of the Internal Revenue Code; provided that the Maximum Before-Tax Percentage so established shall not be higher than the Maximum Before-Tax Percentage provided under Section 5.1A(1) for Participants who are not Highly Compensated Employees. The Administrative Committee shall notify all Participants who are Highly Compensated Employees of any increase or decrease in the Maximum Before-Tax Percentage and the date as of which such changes are effective. In the event of a decrease in the Maximum Before-Tax Percentage, the rate at which Before-Tax Contributions are being made on behalf of such Highly Compensated Employees will be automatically reduced, if necessary, to comply with the lower maximum.

B.	Election: Subject to Section 5.4 (Maximum Benefit) and Section 5.6 (Restrictions on Before-Tax Contributions), a Participant may elect to have his Earnings reduced by any whole percentage from 1% to the Maximum Before-Tax Percentage applicable to him and have the amount of such reduction contributed to the Plan by his Employing Company on his behalf as deferred compensation, with such contribution being known as a Before-Tax Contribution. Additionally, all Employees who are eligible to make Before-Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. If such an election is made, the amount of Earnings otherwise payable to the Participant each payday will be reduced by the appropriate percentage, and the amount of the reduction will be contributed to the Plan by his Employing Company as a Before-Tax Contribution.

C.	Negative Election: Beginning as of the first paycheck issued to a Participant on or after the 30th day after the date such Participant’s negative election notice is issued pursuant to subsection (ii) below, the Employer will automatically reduce the Compensation of each Participant except for those Participants who timely make a contrary election under subsection (i) below. All amounts deferred under the provisions of this Section 5.1 are treated as Before-Tax Contributions for all purposes under the Plan.
     (i) Participant’s contrary election. A Participant may at any time elect not to defer any Compensation, to defer an amount which is different from the negative election amount in accordance with the otherwise applicable provisions of Section 5.1 of the Plan, or to begin deferrals as soon as administratively possible. A Participant’s contrary election generally is effective as promptly as administratively practicable following the Participant’s contrary election. A Participant’s contrary election continues in effect until subsequently changed pursuant to this Section 5.1.
     (ii) Negative election notice. The Administrator shall provide a notice to each Eligible Employee subject to this Section 5.1C which explains the effect of the negative election and a Participant’s right to make a contrary election, including the procedure and timing applicable to the contrary election. The Administrator shall provide the notice to an Eligible Employee as promptly as practicable following such Eligible Employee’s date of employment.
D.	Change in Rate: A Participant may elect to change the rate (including a change to zero) at which he is having Before-Tax Contributions made with such change effective as promptly as practicable. A Participant who is also a Participant in the Vulcan Materials Company Unfunded Supplemental Benefit Plan for Salaried Employees may not make a change hereunder that would cause a violation of Section 409A of the Code.

E.	Automatic Temporary Suspension: Before-Tax Contributions made on behalf of a Participant will automatically be suspended when a withdrawal is made from a Participant’s Before-Tax Contribution Account prior to a Termination of Employment, as described in Section 8.1C(4)(b).

F.	Elections for Before-Tax Contributions: Elections to have Before-Tax Contributions made or to change the rate at which Before-Tax Contributions shall be made via a toll-free number provided by the Administrative Committee. Elections will be effective as promptly as practicable.

G.	Termination of Before-Tax Contributions: Before-Tax Contributions will automatically be terminated as of the first day of a period during which a Participant remains absent from service with an Employing Company or other Related Employer due to quitting, retirement, discharge, death, or Disability, and no Before-Tax Contribution shall be made with respect to any Earnings paid to such Participant after such date. In the event such a Participant again becomes an Eligible Employee, he may again elect to have Before-Tax Contributions made on his behalf pursuant to Section 5.1B.
5.2	BASIC AND BONUS MATCHING CONTRIBUTIONS: Each Employing Company expects to make Basic Matching Contributions to match the Before-Tax Contributions made by it with respect to its Participants equal to 100% of a Participant’s Before-Tax Contributions that do not exceed 4% of his monthly Earnings.

The matching ratio at which an Employing Company will make Matching Contributions may from time to time be increased or decreased by duly adopted resolution of the Board of Directors of such Employing Company with respect to Basic Matching Contributions to be made by such Employing Company after the date such resolution is adopted. Such Basic Matching Contributions shall be made at such times as determined by the Board of Directors of each Employing Company, but shall be made at least monthly subject to the provisions of Section 12.2 (Termination or Suspension). In addition to the Basic Matching Contributions described above, each Employing Company may make an additional Bonus Matching Contribution equal to a percentage of a Participant’s Before-Tax Contributions of a Participant who is an Eligible Participant on the last day of the Plan Year which in the aggregate exceed 4% but which do not exceed 6% of his Earnings for the portion the Plan Year in which he was an Eligible Participant. Any such additional Bonus Matching Contribution shall be made prior to the due date (including extensions) for filing the Employing Company’s federal income tax return for the year in which the Plan Year ends.

5.3	PROFIT SHARING CONTRIBUTIONS: Prior to the due date (including extensions thereof) for filing the consolidated or separate federal income tax return of an Employing Company for a Plan Year, such Employing Company shall make a Profit Sharing Contribution equal to 3% of the Compensation of each Participant, unless the Board of Directors determines to make a Profit Sharing Contribution equal to a greater percentage of Compensation. Any Profit Sharing Contribution shall be allocated among the Participants in the proportion that the Earnings paid each such Participant by such Employing Company during the portion of such Plan Year in which the Participant was an Eligible Participant bears to the aggregate amount of Earnings paid to all such Participants by such Employing Company during such Plan Year. The Profit Sharing Contributions pursuant to this Section 5.3 are intended to comply with the provisions of Section 401(c)(12) of the Internal Revenue Code. In any Plan Year in which the Plan satisfies such provisions, the provisions of Section 5.5 shall not apply.

5.4	MAXIMUM BENEFIT: In no event shall an Annual Addition to a Participant’s Total Account plus the amount of any employer contributions, employee contributions and forfeitures allocable to the Participant’s account under any other defined contribution plan or plans maintained by an Employing Company, Related Employer, or other trade or business which would be a Related Employer if the phrase “more than 50%” were substituted for the phrase “at least 80%” each place it appears in Section 1563(a)(i) of the Internal Revenue Code, plus the amount of employer contributions attributable to medical benefits allocated either to an account established on behalf of a Key Employee (as that term is defined in Section 15.1C) pursuant to Section 419A of the Internal Revenue Code or to any separate account maintained for an individual as part of his benefit under a pension or annuity plan maintained by an Employing Company or Related Employer exceed the lesser of:
(1)	$40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(2)	100 percent of the participant’s compensation, within the meaning of section 415(c)(3) of the Internal Revenue Code, for the Limitation Year.
The compensation limit referred to in (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Internal Revenue Code) which is otherwise treated as an Annual Addition.

If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation, or a reasonable error in determining the amount of elective deferrals that may be made by a Participant under the limits of Section 415 of the Internal Revenue Code, the amount otherwise allocable to the Accounts of a Participant will exceed the limitations contained in Section 5.4, then the amounts allocable to such Account shall be reduced as follows:
(1)	First, the amount of unmatched Before-Tax Contributions that are otherwise allocable to such Participant’s Accounts shall be reduced to the extent necessary so that such limits are not exceeded.

(2)	Next, the amount of Before-Tax Contributions (and any Matching Contributions referable thereto) shall be reduced to the extent necessary so that such limits are not exceeded.

(3)	The amount of any reduction in Before-Tax Contributions provided for in this Section 5.4, together with income thereon, shall be distributed to the Participant.

(4)	The amount of any reductions in amounts creditable to a Participant’s Accounts consisting of Matching Contributions shall be held in a Suspense Account and used to reduce the Matching Contributions in the succeeding Plan Year.
For purposes of applying the limitations described in this Section 5.4, compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Participant by reason of Code Section 132(f)(4).

5.5	AVERAGE DEFERRAL PERCENTAGE LIMITATION:
A.	Limitations: Notwithstanding anything herein to the contrary, the Average Deferral Percentage for all Eligible Participants who are Highly Compensated Employees must bear a relationship to the Average Deferral Percentage for all Eligible Participants who are Non-Highly Compensated Employees that meets one of the following tests:
(1)	The Average Deferral Percentage for the Eligible Participants who are Highly Compensated Employees shall not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(2)	The Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two, provided that the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.
B.	Corrective Actions: In the event the limitation provided for in Section 5.5A above would otherwise not be met for a Plan Year, the Excess Before-Tax Contributions, together with income (or loss) thereon as hereinafter determined for such Plan Year shall be returned to the Highly Compensated Employees to whom such Excess Before-Tax Contributions are allocated as hereinafter provided.
(1)	The amount of the Excess Before-Tax Contributions with respect to Highly Compensated Employees shall be determined in accordance with the following leveling method. First, the Deferral Percentage of the Highly Compensated Employee with the highest Deferral Percentage shall be reduced to the extent necessary to satisfy the limitation provided for in Section 5.5A or to cause such Highly Compensated Employee’s Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage. Then, this process shall be repeated until the limitation provided for in Section 5.5A above is met.

(2)	The Excess Before-Tax Contributions for such Plan Year as determined in subparagraph (1) above, shall be allocated using the following leveling method. First, the Before-Tax Contributions of the Highly Compensated Employee with the largest amount of Before-Tax Contributions taken into account in calculating the limitation provided for in Section 5.5A for the Plan Year in which the excess Before-Tax Contributions are to be reduced shall be allocated to such Highly Compensated Employee to the extent necessary to allocate all the Excess Before-Tax Contributions for such Plan Year or to cause such Highly Compensated Employees’ amount of Before-Tax Contributions to equal the amount of Before-Tax Contributions of the Highly Compensated Employee with the next largest amount of Before-Tax Contributions. This process shall be repeated until all of the Excess Before-Tax Contributions for such Plan Year are allocated.

(3)	The income allocable to Excess Before-Tax Contributions for the Plan Year is determined by multiplying the income for the Plan Year allocable to the Participant’s Before-Tax Contribution Account by a fraction, the numerator of which is the Excess Before-Tax Contributions with respect to the Participant for the Plan Year and the denominator of which is the balance of the Participant’s Before-Tax Contribution Account as of the end of the Plan Year, reduced by the gain allocable to such Before-Tax Contribution Account for the Plan Year and increased by the loss allocable to the Before-Tax Contribution Account for the Plan Year. The income allocable to Excess Before-Tax Contributions for the period between the end of the Plan Year and the date of a corrective distribution shall be equal to ten percent (10%) of the income allocable to Excess Before-Tax Contributions for the Plan Year multiplied by the number of Months that have elapsed since the end of such Plan Year; provided, that for purposes of determining the number of Months that have elapsed, a distribution occurring on or before the 15th day of the Month will be treated as having been made on the last day of the preceding Month and a distribution occurring after such 15th day of the Month will be treated as having been made on the last day of such Month. Distributions required hereby shall, if possible, be made within two and one-half months of the close of the Plan Year, and must be made prior to the close of the Plan Year following the Plan Year for which the Excess Before-Tax Contributions were made. Such distributions must be designated as a distribution of Excess Before-Tax Contributions (and income).
C.	Notwithstanding the foregoing, the amount of Excess Before-Tax Contributions to be distributed shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year and Excess Deferrals to be distributed for a taxable year shall be reduced by Excess Before-Tax Contributions previously distributed for the Plan Year beginning with or within such taxable year.

D.	In the event that Excess Before-Tax Contributions for a Plan Year are returned to a Highly Compensated Employee pursuant to Section 5.5B above, such Excess Before-Tax Contributions shall be deemed to consist of Before-Tax Contributions that are not matched pursuant to the terms of the Plan to the extent thereof. Any Basic or Bonus Matching Contributions made by the Employer with respect to any remaining Excess Before-Tax Contributions shall be forfeited, as of December 31 of the Plan Year in which such Excess Before-Tax Contributions are returned to such Highly Compensated Employee and used to reduce Basic Matching Contributions in the succeeding Plan Year.
5.6	AVERAGE CONTRIBUTION PERCENTAGE LIMITATION:
A.	Limitation: Notwithstanding anything to the contrary herein, the Average Contribution Percentage for all Eligible Participants who are Highly Compensated Employees must bear a relationship to the Average Contribution Percentage for all Eligible Participants who are Non-Highly Compensated Employees that meets one of the following tests:
(1)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the

Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(2)	The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.
B.	Corrective Action: In the event the limitation provided for in Section 5.6A would otherwise not be met for a Plan Year, the Excess Aggregate Contributions, together with income thereon as hereinafter determined for such Plan Year shall be returned to the Highly Compensated Employees to whom such Excess Aggregate Contributions are allocated as hereunder provided.
(1)	The amount of the Excess Aggregate Contributions with respect to Highly Compensated Employees shall be determined in accordance with the following leveling method. First, the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage shall be reduced to the extent necessary to satisfy the limitation provided for in Section 5.6A or to cause such Highly Compensated Employee’s Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. Then, this process shall be repeated until the limitation provided for in Section 5.6A above is met.

(2)	The Excess Aggregate Contributions for such Plan Year as determined in subparagraph (1) above, shall be allocated using the following leveling method. First, the Basic Matching Contributions and Bonus Matching Contributions of the Highly Compensated Employee with the largest amount of Basic Matching Contributions and Bonus Matching Contributions taken into account in calculating the limitation provided for in Section 5.6A for the Plan Year in which the Excess Aggregate Contributions are to be reduced shall be allocated, pro-rata, to such Highly Compensated Employee to the extent necessary to allocate all the Excess Aggregate Contributions for such Plan Year or to cause such Highly Compensated Employee’s amount of Basic Matching Contributions and Bonus Matching Contributions to equal the amount of Basic Matching Contributions and Bonus Matching Contributions of the Highly Compensated Employee with the next largest amount of Basic Matching Contributions and Bonus Matching Contributions. This process shall be repeated until all of the Excess Aggregate Contributions for such Plan Year are allocated.

(3)	The income allocable to Excess Aggregate Contributions for the Plan Year shall be determined by the Administrative Committee in a uniform and nondiscriminatory manner. The income allocable to Excess Aggregate Contributions for the period between the end of the Plan Year and the date of a corrective distribution shall be equal to ten percent (10%) of the income allocable to Excess Aggregate Contributions for the Plan Year multiplied by the number of Months that have elapsed since the end of such Plan Year; provided, that for purposes of determining the number of Months that have elapsed, distribution occurring on or before the 15th day of the Month will be treated as having been made on the last day of the preceding Month and a distribution occurring after such 15th day of the Month will be treated as having been made on the last day of such Month. Distributions required hereby shall, if possible, be made within two and one-half months of the close of the Plan Year, and in any event must be made prior to the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, and must be designated as a distribution of Excess Aggregate Contributions (and income).
C.	Allocation of Excess Aggregate Contributions: A distribution of the Excess Aggregate Contributions and the income allocable thereto shall be charged to the Highly Compensated Employee’s Basic Matching Contribution Account and Bonus Matching Contribution Account, as appropriate, at the time such distribution is made.
5.7	RESTRICTION ON BEFORE-TAX CONTRIBUTIONS:
A.	Notwithstanding anything to the contrary herein, no Participant shall be permitted to have Before-Tax Contributions made under this Plan during any calendar year in excess of the limitations imposed by Section 402(g)(1)(B) of the Code, multiplied by the Adjustment Factor as provided by the Secretary of the Treasury. In the event the amount of a Participant’s Before-Tax Contributions under the Plan for a calendar year, plus the sum of
(1)	Any employer contributions under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includible in the gross income of the Participant for the calendar year under Section 402(a)(8) of the Code, determined without regard to Section 402(g) of the Code, plus

(2)	Any employer contributions to the extent not includible in the gross income of the Participant for the calendar year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code), plus

(3)	Any employer contributions to purchase an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code)

would exceed limitations imposed by Section 402(g)(1)(B) of the Code, multiplied by the Adjustment Factor, the Participant may, not later than March 1 following the close of the calendar year for which such excess deferrals were made, allocate the amount of such excess deferrals among the plans under which the deferrals were made and may notify each such plan of the portion allocated to it. Notwithstanding the above, the Employer may notify the Plan on behalf of the Participant of the amount of excess deferrals received by the Plan to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only Before-Tax Contributions under the Plan and Before-Tax deferrals under other plans, if any, of the Employer. In the event such Participant or the Employer shall, not later than March 1 following the close of the taxable year for which such excess deferrals were made, so notify the Plan that an amount of such excess deferrals has been allocated to it pursuant to the foregoing sentence, such amount, which shall be deemed an Excess Deferral, shall, together with any net income allocable to such amount, be distributed to the Participant not later than the April 15 following such March 1. The net income allocable to Excess Deferrals is the sum of: (1) income or loss allocable to the Participant’s Account for the taxable year multiplied by a fraction, the numerator of which is the amount of such Participant’s Excess Deferrals allocated to the Plan for the year, and the denominator of which is the balance of the Participant’s Account without regard to any income or loss occurring during such taxable year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month. If there is a loss allocable to the Excess Deferrals, the Excess Deferrals shall in no event be less than the lesser of the Participant’s Account or the Participant’s Before-Tax Contributions for the Plan Year. Any Excess Deferrals which are not distributed shall remain in the Trust Fund, subject to the terms and provisions hereof, including all withdrawal restrictions applicable to Before-Tax Contributions.

B.	For other purposes of the Code, including Sections 401(a)(4), 401(k)(3), 404, 409, 411, 412 and 416 of the Code, Excess Deferrals must be treated as employer contributions. However, Excess Deferrals of a Participant who is not a Highly Compensated Employee will not be taken into account for purposes of Section 401(k)(3) of the Code (the Actual Deferral Percentage test) to the extent the Excess Deferrals are prohibited under Section 401(a)(30) of the Code. Excess Deferrals will also be treated as employer contributions for purposes of Section 415 of the Code.

C.	Corrective Action: In the event that a Participant’s Excess Deferrals for a Plan Year are distributed to such Participant pursuant to Section 5.6A above, such Excess Deferrals shall be deemed to consist of Before-Tax Contributions that are not matched pursuant to the terms of the Plan to the extent thereof. Any Basic or Bonus Matching Contribution made by an Employing Company with respect to any remaining Excess Deferrals shall be forfeited and shall be allocated among the Basic or Bonus Matching Contribution Accounts of Active Participants, other than the Basic or Bonus Matching Contribution Accounts of Active Participants who receive a distribution pursuant to Section 5.6A above, in the manner provided in Section 5.2 hereof.

SECTION 6 INVESTMENT OPTIONS AND DIRECTIVES
6.1	INVESTMENTS:
A.	Options: A Participant may elect to have his Before-Tax Contributions, any Transfer Contributions or Rollover Contributions, if any, or the reallocation of his Before-Tax Contribution Account, Rollover Account or Transfer Account invested in one or more of the Options below:
OPTION 1: Money Market Fund
OPTION 2: Bond Index Fund
OPTION 3: S&P 500 Index Fund
OPTION 4: Dow Jones Large-Cap Value Index Fund
OPTION 5: Dow Jones Small-Cap Value Index Fund
OPTION 6: Dow Jones Large Growth Value Index Fund
OPTION 7: Dow Jones Small Growth Value Index Fund
OPTION 8: International Equity Index Fund
OPTION 9: Vulcan ESOP Fund
OPTION 10: Dow Jones Target Today Fund
OPTION 11: Dow Jones Target 2015 Fund
OPTION 12: Dow Jones Target 2025 Fund
OPTION 13: Dow Jones Target 2035 Fund
OPTION 14: Dow Jones Target 2045 Fund
B.	Funds: A separate and distinct fund will be established for investments associated with each Option. Some amounts held in funds which are invested primarily in intermediate term fixed income securities, common stocks or Company Common Stock may be temporarily invested in short-term, income-producing securities. Additionally, the Dividend Payout Fund shall be established for the purposes of Sections 6.5 and 6.6 hereof.

C.	Investment Elections:
(1)	A Participant must indicate his election of the current investment of his monthly Before-Tax Contributions, via a toll-free telephone number or website address provided by the Administrative Committee; provided a division of monthly Before-Tax Contributions, among the investment Options must be in whole percentages.

(2)	A Participant who makes a Transfer Contribution, or a Rollover Contribution must indicate his election for the investment of the Transfer Contribution or Rollover Contribution at the time the Transfer Contribution or Rollover Contribution is made. A division of Transfer Contributions or Rollover Contributions among the investment Options must be either in a flat dollar amount or in whole percentages.
D.	Investment Election Changes: An investment election with respect to Before-Tax Contributions will remain in effect until changed by a new election with respect to current investments provided for in Section 6.1C(1) above. A new election with respect to Before-Tax Contributions may be made by a Participant on a daily basis. Investment elections will become effective on the next payroll date for that Participant following the investment change. A Participant’s election with respect to the investment of any Transfer Contribution or Rollover Contribution made by him shall continue in effect until a new election with respect to his Rollover Account is made pursuant to Section 6.2 (Voluntary Reallocation of Existing Investments).

E.	Trading Restrictions on EAFE International Equity Index Fund: Transfers of units of the International Equity Index Fund (the “EAFE Fund”), which have not been invested for at least twenty-eight (28) days will be charged a redemption fee equal to 2% of the amount of the transfer, pursuant to procedures established and uniformly applied by the Administrative Committee. Redemption of units of the EAFE Fund will be handled on a first-in first out (FIFO) basis. Transfers out of a Participant’s units in the EAFE Fund after the twenty-eight (28) day holding period expires will not be subject to the 2% redemption fee. If a Participant performs multiple redemptions of units of the EAFE Fund, each such redemption shall be subject to the twenty-eight (28) day trading restriction.

F.	Default Investment Option: A Participant’s Before-Tax Contributions, any Transfer Contributions or Rollover Contributions, if any, or the reallocation of his Before-Tax Contribution Account, Rollover Account or Transfer Account not invested in one or more of the Options in Section 6.1A above shall be invested by the Trustee in the Dow Jones Target Fund designated by the Administrative Committee in accordance with the Participant’s age.
6.2	VOLUNTARY REALLOCATION OF EXISTING INVESTMENTS:
A.	A Participant (or the Beneficiary or Beneficiaries of a deceased Participant) may elect to reallocate the existing investments in any or all of his Accounts among the Options indicated in Section 6.1A. Any Applicable Dividends allocated to a Participant’s Dividend Payout Account may not be reallocated.

B.	Elections: A voluntary reallocation of investments may be made by a Participant on a daily basis via a toll-free telephone number provided by the Administrative Committee. Any reallocation made prior to 4:00 p.m. (Eastern Time) on a day the financial markets are open shall be effective on that date and shall be executed at the closing price on that date. If the financial markets are closed or if the reallocation is made after 4:00 p.m. (Eastern Time), the reallocation shall be effective and executed as of the next close of the financial markets. Any reallocation that requires the liquidation of Company Common Stock will be made, effective in whole or in part, on any date or dates determined by the Administrative Committee not more than six (6) months following the end of the month during which such notice is received by the Administrative Committee, but in any event as soon as reasonably practicable. Reallocations must be made in such a way that the allocation of a Participant’s Before-Tax Contribution Account, Rollover Account, Basic Matching Contribution Account, Bonus Matching Contribution Account, Profit Sharing Account or Transfer Account among the investment Options will be either in flat dollar amounts or in whole percentages.
6.3	INVESTMENT OF MATCHING CONTRIBUTIONS AND PROFIT SHARING CONTRIBUTIONS: Except as otherwise required by a reallocation pursuant to Section 6.2 hereof, Matching Contributions and all investment income thereon, will be invested in the Vulcan ESOP Fund. Except as otherwise required by a reallocation pursuant to Section 6.2 hereof, Profit Sharing Contributions allocated to a Participant shall be invested in the Default Investment Option for such Participant pursuant to Section 6.1F.
6.4	VOTING OR TENDERING COMPANY COMMON STOCK:
A.	Voting Company Common Stock: Before each annual or special meeting of the shareholders of the Company, the Company will furnish each Participant with a copy of the proxy solicitation material for the meeting, together with a form addressed to the Trustee on which a Participant may give his confidential instructions on how the shares of the Company Common Stock which are represented by the amount standing to the credit of such Participant should be voted. Upon receipt of such instructions the Trustee will vote that number of shares of such stock as instructed. Instructions received by the Trustee from Participants will be held by the Trustee in strict confidence and will not be divulged to any person, including officers or Employees of the Company. Any shares in the Savings Fund for which the Trustee receives no voting instructions prior to the close of business on the fifth business day immediately preceding the date such shares are to be voted shall be voted by the Trustee in the same proportion as the shares for which instructions were received.

B.	Tendering Company Common Stock: In the event the Trustee receives a tender or exchange offer for shares of Company Common Stock, each Participant may instruct the Trustee as to the disposition of such shares which are represented by the amount standing to the credit of such Participant. The Trustee shall sell, convey or transfer such shares in response to a tender or exchange offer in accordance with such written instructions of Participants. With respect to such shares for which no such instructions are received by the Trustee, no earlier than the last day before response to such tender or exchange offer may be required, the Trustee shall have the power and authority to sell, convey and transfer such shares in the exercise of its discretion to the extent that he deems such action may be in the best interests of Participants.

C.	No Breach of Fiduciary Responsibility: No provision of this Plan shall prevent the Trustee from taking any action relating to its duties if the Trustee reasonably determines that such action is necessary in order for the Trustee to fulfill its fiduciary responsibility under ERISA; provided, however, that the Trustee must notify the Company (and affected Participants) of any such proposed action prior to effecting the same.
6.5	DIVIDEND REINVESTMENT ELECTIONS: A Participant may elect to have Applicable Dividends reinvested in Company Common Stock or credited to the Participant’s Dividend Payout Account and paid to such Participant in cash. A Participant may make such election under the procedures established in a uniform manner by the Administrative Committee. Any such election shall remain in effect until changed by the Participant. Any Participant who does not make an election hereunder shall be deemed to have elected to have any Applicable Dividends reinvested in Company Common Stock. To be effective with respect to an Applicable Dividend, a Participant’s election must be made by 4:00 p.m. Eastern Time of the day prior to the record date with respect to each Applicable Dividend, or at such other time as may be established by the Administrative Committee and communicated to Participants.
6.6	INVESTMENT OF DIVIDEND PAYOUT ACCOUNT: All amounts credited to a Participant’s Dividend Payout Account shall be invested in the Dividend Payout Fund which shall be primarily invested in short-term interest producing securities.

SECTION 7 ALLOCATION AND DETERMINATION OF ACCOUNTS
7.1	INVESTMENT ACCOUNTS: Each Participant will have a separate account maintained for each investment Option and source of funds. Thus, a Participant may have one Investment Account for each investment Option for his Before-Tax Contribution Account; additional Investment Accounts for his Rollover Account; additional Investment Accounts for his Transfer Account. In addition, a Participant who has elected a reallocation pursuant to Section 6.2 may have additional Investment Accounts for his Basic Matching Contribution Account, Bonus Matching Contribution Account or Profit Sharing Contribution Account.
7.2	PROFIT SHARING CONTRIBUTION ACCOUNT: A Participant’s Profit Sharing Contribution Account value as of any date will equal the sum of the value at such date in each of his Profit Sharing Investment Accounts.
7.3	BEFORE-TAX CONTRIBUTION ACCOUNT: A Participant’s Before-Tax Contribution Account value as of any date will equal the sum of the value of each of his Before-Tax Investment Accounts at such date.
7.4	BASIC MATCHING CONTRIBUTION ACCOUNT: A Participant’s Basic Matching Contribution Account value as of any date will equal the value at such date of his Investment Accounts created from Basic Matching Contributions.
7.5	BONUS MATCHING CONTRIBUTION ACCOUNT: A Participant’s Bonus Matching Contribution Account value as of any date will equal the value at such date of his Investment Accounts created from Bonus Matching Contributions.
7.6	ROLLOVER ACCOUNT: A Participant’s Rollover Account value as of any date will equal the sum of the value of each of his Rollover Account Investment Accounts at such date.
7.7	TRANSFER ACCOUNT: A Participant’s Transfer Account value as of any date will equal the sum of the value of each of his Transfer Investment Accounts.
7.8	DIVIDEND PAYOUT ACCOUNT: A Participant’s Dividend Payout Account value as of any date will equal the sum of value of the subaccounts of the Participant’s Dividend Payout Account. A Participant’s Dividend Payout Account shall contain two subaccounts. One such subaccount shall contain the Applicable Dividends credited to the Participant’s Dividend Payout Accounts. The second subaccount shall contain the earnings of the Dividend Payout Fund allocable to such Participant.
7.9	NOTICE TO PARTICIPANTS: A statement will be forwarded to each Participant at least quarterly indicating the status of his various accounts.

SECTION 8 DISTRIBUTIONS
8.1	VALUE OF DISTRIBUTION: The values available in the event of distribution are as follows:
A.	Termination of employment: Total Account.

B.	Disability as defined in Section 1.28: Total Account.

C.	In-Service Withdrawals: A Participant may elect to make withdrawals from his Total Account while employed, subject to the following limitations:
(1)	Withdrawal from Rollover Account: A Participant may elect to make a withdrawal from his Rollover Account of an amount up to the value of his Rollover Account.

(2)	Withdrawal from Basic Matching Contribution Account or Bonus Matching Contribution Account: A Participant may elect to make a withdrawal from his Basic Matching Contribution Account and Bonus Matching Contribution Account of an amount up to the value of his Basic Matching Contribution Account or Bonus Matching Contribution Account; however, if the Participant has not been a Participant for the 60 months immediately preceding such withdrawal, the amount of Matching Contributions credited to his Basic or Bonus Matching Contribution Account during the preceding twenty-four (24) months may not be withdrawn; however, such Matching Contributions may be distributed as part of a subsequent in-service withdrawal after such Matching Contributions have been on deposit for 24 months or upon earlier termination of employment.

(3)	Withdrawals from Before-Tax Contribution Account, Profit Sharing Contribution Account, and Transfer Account:
(a)	After Attainment of Age 59-1/2: A Participant who has attained age 59-1/2 may elect to make a withdrawal from his Before-Tax Contribution Account, Profit Sharing Contribution Account and Transfer Account up to an amount of the value of his Before-Tax Contribution Account, Profit Sharing Contribution Account and Transfer Account.

(b)	Before Attainment of Age 59-1/2: No portion of a Participant’s Before-Tax Contribution Account may be distributed to the Participant while he remains an Employee and prior to his attainment of age 59-1/2, except as provided in (i), (ii), and (iii) below. A Participant who makes a withdrawal from his Before-Tax Contribution Account while an Employee and prior to attaining age 59-1/2 shall be ineligible to have Before-Tax

Contributions and Basic or Bonus Matching Contributions made on his behalf for the 6-month period immediately following such withdrawal.
(i)	A Participant may make a withdrawal from his Before-Tax Contribution Account, if the Participant demonstrates to the satisfaction of the Administrative Committee that a distribution of an amount from his Before-Tax Contribution Account, is necessary to meet an immediate and heavy financial need. A distribution is deemed to be on account of an immediate and heavy financial need of the Employee if the distribution is for one of the following needs:
(A)	Expenses for (or necessary to obtain) medical care that would be deductible under section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)	Costs directly related to the purchase of a principal residence for the employee (excluding mortgage payments);

(C)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the employee, or the employee’s spouse, children, or dependents (as defined in Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B));

(D)	Payments necessary to prevent the eviction of the employee from the employee’s principal residence or foreclosure on the mortgage on that residence;

(E)	Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Section 152(d)(1)(B)); or

(F)	Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(ii)	A distribution will be treated as necessary to satisfy an immediate and necessary financial need if:
(A)	Distribution does not exceed amount of need. A distribution is treated as necessary to satisfy an immediate and heavy financial need of an Employee only to the extent the amount of the distribution is not in excess of the amount required to satisfy the financial need. For this purpose, the amount required to satisfy the financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(B)	No alternative means available. A distribution is not treated as necessary to satisfy an immediate and heavy financial need of an Employee to the extent the need may be relieved from other resources that are reasonably available to the Employee. This determination generally is to be made on the basis of all the relevant facts and circumstances. For purposes of this paragraph (ii), the Employee’s resources are deemed to include those assets of the Employee’s spouse and minor children that are reasonably available to the Employee. Thus, for example, a vacation home owned by the Employee and the Employee’s spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, generally will be deemed a resource of the Employee. However, property held for the employee’s child under an irrevocable trust or under the Uniform Gifts to Minors Act (or comparable State law) is not treated as a resource of the Employee.

(C)	Employer reliance on Employee representation. For purposes of paragraph (B) of this section, an immediate and heavy financial need generally may be treated as not capable of being relieved from other resources that are reasonably available to the Employee, if the Employer relies upon the Employee’s representation (made in writing or such other form as may be prescribed by the Commissioner), unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved —

(1)	Through reimbursement or compensation by insurance or otherwise;

(2)	By liquidation of the Employee’s assets;

(3)	By cessation of elective contributions or Employee contributions under the Plan;

(4)	By other currently available distributions (including distribution of ESOP dividends under section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the employer or by any other Employer; or

(5)	By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.
(iii)	The amount subject to withdrawal under this Section 8.1C(4)(b) by a Participant while an Employee and prior to attaining age 59-1/2 shall not exceed the lesser of (A) or (B) below:
(A)	The lesser of the amount of Before-Tax Contributions which have been credited to his Before-Tax Contribution Account less any amount previously distributed, or the value of his Before-Tax Contribution Account; or

(B)	Such amount as the Administrative Committee shall deem to be necessary or appropriate in light of the special financial need established by the Participant.
(4)	Determination of Values: For purposes of this Section 8.1, the “value” of a defined Account will be determined by the Administrative Committee as of the date preceding the date of the distribution.

(5)	Priority: A Participant shall not be permitted to make a withdrawal pursuant to Section 8.1C(2), (3) or (4) until he has withdrawn all amounts, if any, which he may withdraw pursuant to all preceding sections.

(6)	Election Procedure: An election to make a withdrawal pursuant to the provisions of this Section 8.1C shall be made at such time and in such manner as prescribed by the Administrative Committee.

(7)	Limitations: A Participant may make only two withdrawals pursuant to Section 8.1C per calendar year. There shall be no minimum withdrawal amount.
8.2	DIVIDEND DISTRIBUTIONS: A Participant who has elected to receive an Applicable Dividend in cash will receive a distribution of such Applicable Dividends as promptly as practicable following the payment of the Company’s quarterly dividends. In all events such distribution of Applicable Dividends shall be made no later than 90 days following the last day of the calendar quarter in which such Applicable Dividends are paid by the Company. As of the date of such distribution, the amount of the distribution shall be deducted from the Participant’s Dividend Payout Account, and the balance of the Participant’s Dividend Payout Account will be transferred to the Participant’s Application Account, and invested in the Vulcan ESOP Fund.
8.3	FORM OF DISTRIBUTION:
A.	Cash or Securities: Distributions will be made in cash, except that any portion of a Participant’s Total Account invested in Company Common Stock may be distributed in the form of Company Common Stock, at the request of the Participant or the Beneficiary of a deceased Participant.
B.	Method of Distribution: Benefits payable under Section 8.1A or Section 8.1B to a Participant or to the Beneficiary of a deceased Participant shall be payable as follows:
(1)	At the option of the Participant, distribution of the benefit payable to such Participant shall be made in one of the following forms:
(a)	Lump sum; or

(b)	Periodic payments for a fixed period: This alternative provides monthly, quarterly or annual periodic payments over a period to be selected by the Participant, but not to exceed the life expectancy of the Participant, or, if the Participant’s Beneficiary is a natural person, the life expectancy of the Participant and his Beneficiary. The Participant’s Accounts shall continue to be invested in the manner provided in Section 7 until the Participant’s entire Total Account has been distributed. The amount of each monthly, quarterly or annual payment will be determined by dividing the value of the Participant’s Total Account as of the end of the month preceding the month in which such payment is made by the number of such payments to be made after such date. Such payment will be charged against the Participant’s Investment Accounts in proportion to their respective balances.

Notwithstanding the foregoing, in the event payments of a benefit due a Participant will extend beyond December 31 of the Plan Year in which the Participant will attain age 70-1/2, the

Administrative Committee may make such adjustments to payments as may be necessary to comply with Section 401(a)(9) of the Internal Revenue Code.
(2)	At the option of the Beneficiary of a deceased Participant, the benefit payable to such Beneficiary shall be distributed in one of the following forms:
(a)	Lump sum; or

(b)	Periodic payments for a fixed period: This alternative provides for monthly, quarterly or annual periodic payments over a fixed period to be selected by the Beneficiary. Unless distribution of the deceased Participant’s benefits commenced prior to his death in the form described in Section 8.3B(1)(b) or unless the Beneficiary is a natural person and payments are to be made over a period not in excess of the life expectancy of such Beneficiary, the period over which such periodic payments may be made may not extend beyond the expiration of the fifth year after the death of the Participant. If distribution of the deceased Participant’s benefit commenced prior to the Participant’s death in the method described in Section 8.3B(1)(b), the period over which such periodic payments may be made to the Beneficiary may not extend beyond the later of the expiration of the term certain coinciding with the life expectancy of the Beneficiary or the expiration of the term certain over which payment of the deceased Participant’s benefit was being made; provided, however, that the remaining interest to be distributed must be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant’s death. If a Beneficiary is a natural person, benefit payments may be made over a term certain not extending beyond the life expectancy of the Beneficiary. The Participant’s Accounts shall continue to be invested in the manner provided in Section 7 until the Participant’s entire Total Account has been distributed. The amount of each monthly, quarterly or annual payment will be determined by dividing the value of the Participant’s Total Account as of the end of the month preceeding the month in which such payment is made by the number of such payments to be made after such date. Such payment will be charged against the Participant’s Investment Accounts in proportion to their respective balances.
(3)	Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at such time and manner specified by the Administrative Committee to have any portion of a distribution under this Section 8 that constitutes an Eligible Rollover Distribution paid in a Direct Rollover. Any such Direct Rollover shall be made by check or wire transfer, as elected by the Distributee, provided that any expenses of a wire transfer shall be charged against the Distributee’s Account or Accounts immediately prior to such Direct Rollover. An Eligible Rollover Distribution, or any part thereof, shall not be paid in a Direct Rollover to more than one Eligible Retirement Plan. An Eligible Rollover Distribution of less than $200 may not be paid in a Direct Rollover.

(4)	In the event of a mandatory distribution greater than $1,000 that is made in accordance with the provisions of Section 8.3B of the Plan providing for an automatic distribution to a Participant without the Participant’s consent, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover (in accordance with the Direct Rollover provisions of Section 8.3B(3) of the Plan) or to receive the distribution directly, then the Administrative Committee shall pay the distribution in a Direct Rollover to an individual retirement plan designated by the Administrative Committee.
C.	For purposes of Section 8.3B of the Plan, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

D.	Date of Distribution: The date upon which payment of a benefit is to be made or commenced shall be subject to the following rules:
(1)	Subject to Section 8.3B and C, payment of a benefit due a Participant or Beneficiary of a deceased Participant will be made or, in the case of periodic payments, commenced as promptly as practicable after, but no later than the 60th day following the end of, the calendar year in which occurred the event giving rise to the distribution.

(2)	Payment of a benefit due a Participant must be made (or in the case of periodic payments commenced) by the Participant’s Required Beginning Date.

(3)	A Participant whose Total Account exceeds $5,000, and who retires on or after his attainment of age 55 or incurs a Disability may request that distribution of his benefit be deferred to a date not later than the latest date permissible under Section 8.3C(2) by executing and delivering to the Administrative Committee a written instrument in such form as the Administrative Committee may prescribe. This written instrument must be delivered to the Administrative Committee within 10 days following termination of the Participant’s employment or such later date as the Administrative Committee may determine. Distribution of the Participant’s benefit shall be made or commenced on the latest date permissible under Section 8.3C(2) unless the Participant requests that distribution be made or commenced at an earlier date. The Participant may at any time request the Administrative Committee to make or commence payment of his benefit at any earlier date.

(4)	If the value of the Participant’s Total Account exceeds $5,000, payment of the Participant’s benefit may not be made or commenced prior to the Participant’s Normal Retirement Date without the Participant’s written consent. For purposes of this subsection, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
E.	Incidental Death Benefits Only: Notwithstanding any provisions hereof to the contrary, no Participant shall be permitted to elect an optional form of benefit payment or to defer the date as of which payment of such benefit is to commence to the extent that such election results in creating a death benefit that is more than incidental. For such purpose, the death benefit will be considered more than merely incidental if the Beneficiary is a person other than the spouse of the Participant and the present value of the payments to be made to the Participant is not more than fifty percent (50%) of the present value of the total payments to be made to the Participant and his Beneficiary.

F.	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections 8.4 and 8.5. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.
8.4	REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT’S LIFETIME:
A.	Amount of Required Minimum Distributions For Each Distribution Calendar Year: During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(1)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
B.	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death: Required minimum distributions will be determined under this section 8.4 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
8.5	REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT’S DEATH:
A.	Death of Participant Before Distributions Begin: If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than the Required Beginning Date as set forth below:
(1)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this section 8.5A, other than subsection 8.5A(1), will apply as if the surviving spouse were the Participant.
For purposes of this section 8.5, unless subsection 8.5A(4) applies, distributions are considered to begin on the Participant’s required beginning date. If subsection 8.5A(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection 8.5A(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection 8.5A(1)), the date distributions are considered to begin is the date distributions actually commence.
B.	Required Minimum Distributions After Participant’s Death.
(1)	Death On or After Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b)	No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)	Death Before Date Distributions Begin.
(a)	Participant Survived by Designated Beneficiary: If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in section 8.5B(1).

(b)	No Designated Beneficiary: If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 8.5A(1), this section 8.5B(2) will apply as if the surviving spouse were the Participant.
8.6	DEFINITIONS FOR SECTION 8:
A.	Designated Beneficiary. The individual who is designated as the Beneficiary under section 1.15 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

B.	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section 8.5A. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

C.	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

D.	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

E.	Required Beginning Date. The date specified in section 1.60 hereof.

SECTION 9 SAVINGS FUND
9.1	ESTABLISHMENT OF SAVINGS FUND:
A.	Savings Fund: The Company shall establish the Savings Fund with a corporate Trustee. All Participants’ Before-Tax Contribution Accounts, Basic Matching Contribution Accounts, Bonus Matching Contribution Accounts, Rollover Accounts, Profit Sharing Contribution Accounts and Transfer Accounts established under Section 7 together shall constitute the Savings Fund held in trust by such Trustee.

B.	Diversion Prohibited: At no time will any part of the corpus or income of the Savings Fund be used or diverted for any purpose other than for the exclusive benefit of the Participants or their Beneficiaries pursuant to the Plan, and no portion of the Savings Fund is recoverable by an Employing Company except as provided in Section 9.4 (Recovery of Employing Company Contributions).
9.2	BENEFITS LIMITED TO SAVINGS FUND: A Participant or other person who may claim the right to a payment under the Plan must look only to the Savings Fund for such payment. No liability for the payment of benefits under the Plan shall be imposed upon the Board, the Administrative Committee, an Employing Company or the officers, directors, employees, or shareholders of any Employing Company.
9.3	EXPENSES: Investment manager fees, brokerage commissions, transfer taxes, taxes on investments and other charges and expenses in connection with the purchase or sale of securities for an investment fund described in Section 6.1 (Investments) shall be charged to such fund. All other reasonable costs and expenses incurred in administering the Plan, including compensation payable to the Trustee, shall be allocated to and borne by each Employing Company as determined by the Administrative Committee. If, in connection with a change in investment managers of a fund (or part of a fund) associated with an Option which is not invested in equity securities or Company Common Stock, there will be a delay between the effective date of such change and the settlement date, the Administrative Committee may instruct the Trustee to borrow an amount not exceeding the amount in such fund as of the effective date of the change of investment managers and to invest the borrowed amount with the new investment manager until the settlement date of the change, and any interest payable with respect to such borrowed amount shall be treated as an expense of administering the Plan payable by the Company.
9.4	RECOVERY OF EMPLOYING COMPANY CONTRIBUTIONS:
A.	Except as provided in this Section 9.4, no portion of the Savings Fund is recoverable by any Employing Company.

B.	If all or any portion of an Employing Company’s contribution has been paid by mistake of fact, such contribution, or portion thereof, which has been paid by mistake of fact shall be returned to the Employing Company at any time within one year after the date of payment thereof upon the Employing Company’s filing a written request therefor with the Administrative Committee.

C.	Each contribution of each Employing Company is conditioned upon the initial qualification of the Plan as to such Employing Company under Section 401 of the Internal Revenue Code, and if the Plan does not so qualify, such contributions shall be returned to such Employing Company at any time within one year after the date of denial of qualification upon the Employing Company’s filing a written request therefor with the Administrative Committee.

D.	Each contribution of each Employing Company is conditioned upon the deductibility of such contribution under Section 404 of the Internal Revenue Code. If, and to the extent that, an Employing Company is disallowed a deduction for a contribution, such contribution (to the extent disallowed as a deduction) shall be returned to the Employing Company within one year after disallowance of such deduction upon such Employing Company’s filing a written request therefor with the Administrative Committee.

E.	The amount which may be returned to an Employing Company pursuant to this Section 9.4 is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact, a mistake as to deductibility, or a mistake as to qualification. Earnings attributable to the excess contribution may not be returned to the Employing Company, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the Total Account of any Participant to be reduced to less than the balance which would have been in the Total Account had the mistaken amount not been contributed, then the amount to be returned to the Employing Company must be limited so as to avoid such reduction.

SECTION 10 LOANS
10.1	ELIGIBILITY FOR LOAN: A Participant who is receiving Compensation from which payroll deductions may be made from an Employing Company is eligible to apply for a Loan at any time. A Participant must authorize the deduction from his Earnings, through regular payroll deductions, of amounts necessary to pay installments of principal and interest on his Loan as such installments become due.

10.2	MINIMUM AND MAXIMUM LOAN AMOUNTS:
A.	Minimum Loan Amount: The minimum amount of a Loan shall be $500.00.

B.	Maximum Loan Amount: The maximum amount of the Loan which may be made to a Participant shall be equal to the lesser of:
(1)	Fifty (50%) percent of the value of the Participant’s Total Account, less the outstanding balance of all existing Loans, or

(2)	$50,000, reduced by the highest outstanding balance of existing Loans during the 12 months preceding the effective date of such Loan.
Notwithstanding the foregoing, the Administrative Committee may (but shall not be required to) establish a lower maximum amount if necessary to prevent a Loan from being treated as having been received by a Participant as a distribution from the Plan pursuant to Section 72(p) of the Internal Revenue Code.
10.3	LOAN DUE DATE: All Loans will have a term of no more than 60 months or such lesser number of months divisible by 6 and established by the Participant at the time application for the Loan is made and will be repaid in substantially equal installments of principal and interest through regular payroll deductions beginning with the first payroll period coincident with or next following the date of the Loan; provided, however, that if a Participant is not currently receiving pay from an Employing Company, installments must be paid by check or U.S. Postal Money Order and received by the Administrative Committee on or before the 5th business day following the date such installment is due.
10.4	LOAN RENEWAL: Loans cannot be renewed. However, the due date for payment of an installment or installments of a Loan may, in the sole discretion of the Administrative Committee, be extended as provided in Section 10.5A. In no event will a Participant be permitted to have more than three Loans outstanding at any one time.
10.5	ACCELERATION OF LOAN DUE DATE:
A.	Default: A Loan will normally become due and payable in full upon a Participant’s failure to make any payment of principal or interest as specified in Section 10.3. In the event a Participant who has received a Loan and who has not experienced a Termination of Employment Service is receiving no pay, or reduced pay, the Administrative Committee may, in its discretion, extend the due date for payment of the remaining installment or installments of principal and interest under the Participant’s Loan; provided that no such installment shall be extended for an aggregate period in excess of 12 months. In the event of any such extension of the due date or due dates of the remaining installment or installments, the amount of each such remaining installment shall be adjusted to the extent appropriate to reflect any increase in the amount of interest accruing as a result of the extension.

B.	Benefit Distribution: A Loan will automatically become due and payable in full upon the effective date of a distribution which will reduce the value of the Participant’s Total Account to less than 133% of the aggregate balance of all outstanding Loans to the Participant.
10.6	LOAN DEFAULT: In the event there is an acceleration of the due date with respect to a Loan pursuant to Section 10.5, the Participant will automatically be deemed to make a withdrawal from his Accounts of the amount required to satisfy the Loan and accrued interest and the amount of such withdrawal will automatically be applied in satisfaction of such Loan and accrued interest thereon.
10.7	LOAN REPAYMENT: A Participant may repay a Loan in full (including principal and accrued interest) at any time prior to its due date.
10.8	LOAN INTEREST RATE: The annual percentage rate of interest will be determined by the Administrative Committee at the time the application for the Loan is made, provided that the interest rate may not exceed the maximum rate for such Loans permitted by law.
10.9	LOAN FEES: A Participant who obtains a Loan shall be charged a loan fee established by the Administrative Committee and communicated to Participants. A Participant’s Investment Accounts shall be reduced pro rata by the amount of this fee at the time the Loan is disbursed.
10.10	GENERAL LOAN CONDITIONS: All Loans are subject to approval of the Administrative Committee and such rules and conditions as the Administrative Committee may adopt from time to time.

A Loan will be considered as an investment of the Participant and shall be considered to be an asset of the Savings Fund which is allocated to the Investment Accounts of the Participant. The Participant’s Investment Accounts will be reduced pro rata by the amount of the Loan. Any repayments made with respect to such Loan will be allocated to the Participant’s Investment Accounts in accordance with his current investment direction.

Any distribution made to a Participant pursuant to Section 8 (Distributions) shall, at the direction of the Administrative Committee, be applied first toward the payment of any outstanding Loan he may have from the Plan, and his appropriate Investment Account or Investment Accounts shall be reduced by the total amount then due with respect to principal and interest on his note, with the interest being prorated to that time.

Such Loan shall be deemed paid to the extent of such deduction; however, a Participant shall remain liable for any deficiency.

10.11	SUSPENSION OF LOAN REPAYMENTS UNDER SECTION 414(U) OF THE INTERNAL REVENUE CODE: Loan repayments will be suspended under the Plan as permitted under Section 414(u) of the Internal Revenue Code.

SECTION 11 ADMINISTRATION OF THE PLAN
11.1	ADMINISTRATOR: The Plan shall be administered by the Administrator, whose mailing address and telephone number are:
Administrator
Vulcan Materials Company 401(k) for
  Profit Sharing Retirement
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
Telephone: (205) 298-3766
11.2	DELEGATES: A Delegate appointed by the Administrator may be a person, group of persons (including the Administrative Committee), insurance company, bank or other institution or organization selected to assume one or more responsibilities. An appointment must be in writing, must specify the responsibilities of the Delegate, and must be accepted in writing by the Delegate. Delegates must perform the duties assigned to them on a basis which, in the judgment of the Administrator, is evenhanded and without discrimination pursuant to the rules, if any, established by the Administrator.

While not listed in the Plan, except for the Administrative Committee, the current list of Delegates and their duties, if not otherwise available, can be obtained by contacting the Administrator of the Plan at the address shown in Section 11.1 (Administrator).

11.3	RESPONSIBILITIES OF THE ADMINISTRATOR: The duties and responsibilities of the Administrator include but shall not be limited to the following:
A.	To establish and enforce such rules, regulations and procedures as it shall deem necessary or proper;

B.	To interpret the Plan, and to decide all other questions concerning the Plan;

C.	To determine the eligibility of a person to participate in the Plan;

D.	To compute the amount of benefits payable with respect to a Participant or Beneficiary in accordance with the provisions of the Plan;

E.	To determine the person or persons to whom such benefits shall be paid;

F.	To authorize the payment of benefits and reasonable Plan administrative expenses;

G.	To file with each appropriate government agency any and all reports and notifications required of the Plan;

H.	To provide Participants with any and all reports and notifications to which they are by law entitled;

I.	To file for letters of determination from the Internal Revenue Service as to the tax qualified status of the Plan and any related trust as appropriate;

J.	To maintain appropriate accounts and records for the Plan, and to keep in convenient form the data necessary for administering, funding and preparing the annual audit and other reports for the Plan;

K.	To engage an independent qualified public accountant to perform an annual audit of the Savings Fund;

L.	To establish procedures providing for periodic review of the performance, on a formal basis or otherwise, of any person or persons who have been engaged by the Administrator to render advice with regard to any responsibility the Administrator may have under the Plan;

M.	To employ such consultants, including without limitation one or more attorneys (who may also serve as counsel to one or more of the Employing Companies), as it deems appropriate; and

N.	To develop procedures for determining whether a “domestic relations order,” as that term is defined at Section 414(p)(1)(B) of the Internal Revenue Code, constitutes a “qualified domestic relations order,” as that term is defined at Section 414(p)(1)(A) of the Internal Revenue Code.
11.4	ADMINISTRATIVE COMMITTEE: There shall be an Administrative Committee consisting of not less than three members who shall be appointed from time to time by the Chief Executive Officer of the Company to serve at his pleasure. Members of the Administrative Committee may participate in the benefits under the Plan provided they are otherwise eligible to do so. No member of the Administrative Committee will receive compensation from the Savings Fund for his services as such. No bond or other security shall be required of any member of the Administrative Committee in such capacity in any jurisdiction, except as otherwise provided by law.

The Administrative Committee shall be the Delegate of the Administrator responsible for the duties and responsibilities of the Administrator set forth in Section 11.3A through J and Section 11.3N and such other duties and responsibilities as set forth elsewhere herein or as may be assigned to it from time to time by the Administrator. The Administrator may by written notice to the Administrative Committee take away from the Administrative Committee any or all of the duties and responsibilities delegated under this paragraph or elsewhere in the Plan.

The Administrative Committee shall establish such rules for the administration of the Plan and transaction of its business as it deems appropriate. An Administrative Committee member may resign by notifying the Chief Executive Officer of the Company.

The Administrative Committee may allocate among its members those responsibilities described in Sections 11.3D, F, G, H, I and J.

11.5	CLAIMS AND APPEALS PROCEDURE: The following shall be the basic claims and appeals procedure for this Plan, however, the Administrative Committee may adopt such additional procedures not inconsistent with the following as it deems appropriate.
A.	Application for Benefits: The Administrative Committee will establish procedures for a Participant or Beneficiary to request a benefit from the Plan. If a Participant or Beneficiary believes he or she is not receiving the full benefit due to them, such Participant or Beneficiary may file a written claim with the Administrative Committee at any time before the last day of the Plan year following the Plan Year in which payment of such benefit started or should have started. The written claim must set forth the name of the Participant or Beneficiary making such claim and his address, a statement of the facts, and references to the provisions of the Plan on which such claim is based, plus such other information as the Administrative Committee may require. Any such written claim shall be mailed directly to the Administrative Committee addressed as follows:
Chairman, Administrative Committee of
  the Vulcan Materials Company
  401(k) and Profit Sharing Retirement Plan
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
B.	Claims Procedure: The Administrative Committee shall notify any person or entity that makes a claim against the Plan (the “Claimant”) in writing, within 90 days (45 days for a claim for benefits on account of disability) of Claimant’s written application for benefits, or his or her eligibility or noneligibility for benefits under the Plan. If the Administrative Committee determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) any internal protocols the Administrative Committee relied upon in making its determination, (4) the right to review any documents created or received by the Administrative Committee during the review process and documents relevant to the claim whether or not relied upon by the Administrative Committee, (5) a description of any additional information or material necessary for the Claimant to perfect his or her claim and a description of why it is needed, and (6) an explanation of the Plan’s claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Administrative Committee determines that there are special circumstances requiring additional time to make a decision, the Administrative Committee shall notify the Claimant of the special circumstances requiring additional time to make a decision, the Administrative Committee shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

C.	Review Procedure: If the Claimant is determined by the Administrative Committee not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Appeals Committee by filing a petition for review with the Appeals Committee within 60 (180 days for a claim for benefits on account of disability), days after receipt of the notice issued by the Administrative Committee. Said petition shall state the specific reasons that the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days (45 days for a claim for benefits on account of disability) after receipt by the Appeals Committee of the petition, the Appeals Committee shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Appeals Committee verbally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Appeals Committee shall notify the Claimant of its decision in writing within such period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days (45 days for a claim for benefits on account of disability) at the election of the Appeals Committee, but notice of this deferral shall be given to the Claimant. Any written correspondence to the Appeals Committee shall be mailed directly to the Appeals Committee addressed as follows:
Chairman, Appeals Committee of
   the Vulcan Materials Company
  401(k) and Profit Sharing Retirement Plan
Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
11.6	INDEMNIFICATION: To the extent permitted by law, the Company will indemnify each member of the Board, each officer of the Company, each Administrative Committee member, each Appeals Committee member, and other Employees against all costs, expenses and liabilities, including attorneys’ fees, incurred in connection with any action, suit or proceeding instituted against them alleging any act of omission or commission performed by them while acting in good faith in discharging their duties with respect to the Plan. This indemnification is applicable only to the costs and expenses that are not covered under insurance as may be now or hereafter provided by the Company.
11.7	EXPENSES: Any expense incurred by the Administrator, the Administrative Committee or the Appeals Committee in the performance of their duties shall be paid by the Company.
11.8	ASSISTANCE: The Administrator and its Delegates may employ counsel and agents, delegate authority in accordance with the procedures if any set forth by the Administrator, authorize execution and delivery of written instructions, and obtain clerical, accounting, actuarial and other advisory assistance to carry out the provisions of the Plan.
11.9	MERGER OR CONSOLIDATION: No merger or consolidation of, or transfer of assets or liabilities to or from, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, shall become effective unless each Participant of the Plan would (if the Plan then terminated) receive a benefit immediately after such merger, consolidation, or transfer, equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

SECTION 12 PLAN AMENDMENT AND TERMINATION
12.1	AMENDMENT: The Company through action of the Board reserves the right at any time and from time to time to amend this Plan in any respect (and retroactively, if deemed desirable by the Company) by written instrument executed by the Company; provided, however, that the Chief Executive Officer of the Company may amend the Plan to the extent he, with the advice of counsel, deems necessary or desirable, provided that such amendment will have no significant economic impact on the Company, the Plan, or the Participants. Any amendment to the Plan made in accordance with the provisions of this Section 12.1 shall, without further action by any other Employing Company, be binding upon all Employing Companies. Notwithstanding the foregoing, no amendment shall be made which would divert any of the assets of the Savings Fund to any purpose other than the exclusive benefit of Participants and Beneficiaries; provided further, however, that notwithstanding anything herein to the contrary, this Plan may be amended retroactively and to affect the Total Accounts and benefits of Participants and Beneficiaries if necessary (1) to cause this Plan to qualify, or continue to qualify, under Section 401 of the Internal Revenue Code, or (2) to cause this Plan to comply, or to continue to comply, with any applicable law, including the Employee Retirement Income Security Act of 1974. Notwithstanding the foregoing, no amendment shall eliminate or reduce any early retirement benefit or retirement subsidy (as defined in regulations promulgated by the Secretary of Treasury) or eliminate an optional form of benefit with respect to benefits attributable to service before the date of the adoption of such amendment.
12.2	TERMINATION OR SUSPENSION: The Company and each other Employing Company now or later becoming a party hereto, expect this Plan to be continued indefinitely, but, of necessity, each of them reserves the right to terminate the Plan as to itself or to suspend its contributions at any time by action of its board of directors.

SECTION 13 MISCELLANEOUS PROVISIONS
13.1	PLAN NOT A CONTRACT OF EMPLOYMENT: The Plan will not be deemed to constitute a contract of employment between an Employee and an Employing Company or a Related Employer. Nothing in the Plan will give an Employee the right to be retained in the employ of an Employing Company or a Related Employer. All Employees will remain subject to discharge, discipline or layoff as if the Plan had not been put into effect.
13.2	PAYMENT TO MINORS AND INCOMPETENTS: The Administrative Committee may authorize payment of any benefit otherwise payable to a Participant or a Beneficiary to another person and the release of such other person or institution will be a valid and complete discharge for the payment of the benefit, provided that
A.	the Administrative Committee receives satisfactory evidence that a Participant, or Beneficiary who is entitled to receive a benefit under the Plan, is at the time when such benefit becomes available, (1) a minor, or (2) physically unable or mentally incompetent to receive the benefit and to give a valid release thereof, and such other person is then maintaining or has custody of such Participant or Beneficiary; or

B.	the Administrative Committee receives satisfactory evidence that such other person has been appointed as the guardian of the Participant or Beneficiary by a court of competent jurisdiction.
13.3	MISSTATEMENTS IN APPLICATION: If a Participant, or Beneficiary, in an application or response to the Administrator or the Administrative Committee makes a statement which is erroneous, or omits any material facts, the amount of the benefits due such Participant, or Beneficiary will be adjusted on the basis of the true facts.
13.4	NONALIENATION OF BENEFITS: Subject to the provisions of Section 10 (Loans), no benefit which may be payable under the Plan will be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance or charge, except, to the extent required by applicable law, with respect to any claim made upon the Plan pursuant to (i) a qualified domestic relations order, or (ii) any offset of a Participant’s benefits pursuant to a judgment, order, decree or settlement agreement which satisfies the requirements of Section 401(a)(13)(C) of the Internal Revenue Code. Notwithstanding any provision hereof to the contrary, if a Participant has not attained his “earliest retirement age,” as such term is defined in Section 414(p)(4)(B) of the Code, payment of a benefit to an alternate payee under a qualified domestic relations order shall be made prior to the date such Participant attains his earliest retirement age if so provided in the qualified domestic relations order. Any payments under a qualified domestic relations order may be made in a lump sum cash payment if so provided in the order, regardless of whether such method of payment would otherwise be available pursuant to the provisions of the Plan.

13.5	EFFECTIVE TEXT: If any conflicts exist between the portions of the text written in italics and the balance of the text, the balance of the text will govern. For example, detailed procedures, and other aspects of examples given are subject to change from time to time without revision of the text.
13.6	GOVERNING LAW: The Plan and all provisions thereof will be governed by the laws of the State of Alabama to the extent that such laws are not preempted by the laws of the United States of America.
13.7	REFERENCE TO GENDER AND NUMBER: Wherever applicable the masculine pronoun shall include the feminine pronoun, and vice versa, and the singular shall include the plural.
13.8	QUALIFIED MILITARY SERVICE: Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. This provision shall be effective on and after December 12, 1994.

SECTION 14 EMPLOYING COMPANIES
14.1	NORMAL CONDITIONS: An Employing Company will be so designated by the Board subject to the execution by such company of an adoption agreement satisfactory in form and substance to the Administrator. Such designation will describe the Employing Company, the date as of which the Employing Company became such, and any pertinent history and special conditions associated with the designation.
14.2	EMPLOYING COMPANIES: The Employing Companies are as shown on the attached Schedule of Employing Companies, as from time to time amended.

SECTION 15 TOP-HEAVY PROVISIONS
15.1	SPECIAL TOP-HEAVY DEFINITIONS: The following words and phrases shall have the meanings indicated below unless the context in which any such word or phrase is used clearly indicates that a different meaning is intended.

Top-Heavy Plan: A plan is a Top-Heavy Plan if, as of the Determination Date, the aggregate of the accounts of Key Employees under the plan exceeds sixty percent (60%) of the aggregate of the accounts of all participants under such plan or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all participants, all as determined in accordance with the provisions of Section 416(g) of the Internal Revenue Code. For purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date, the present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the Determination Date shall not be taken into account. The determination of whether a plan is a Top-Heavy Plan shall be made after aggregating all other plans of the Employing Companies and Related Employers which are part of a Required Aggregation Group and after aggregating any other such plan of the Employing Companies and Related Employers which is a part of a Permissive Aggregation Group if such permissive aggregation thereby eliminates the top-heavy status of any plan within such Permissive Aggregation Group. For purposes of the foregoing, the valuation date for defined benefit plans shall be the same valuation date used for computing plan costs, and the valuation date for defined contribution plans shall be the most recent valuation date within a twelve-month period ending on the Determination Date. A valuation date is the annual date on which plan assets must be valued for the purpose of determining the value of account balances under a defined contribution plan or the date on which liabilities and assets of a defined benefit plan are valued.
A.	Determination Date: The Determination Date for determining whether a plan is a Top-Heavy Plan for a particular plan year is the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of the first plan year).

B.	Key Employee: Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

C.	Non-Key Employee: A Non-Key Employee is any Employee or former Employee (including a Beneficiary thereof) who is not a Key Employee.

D.	Required Aggregation Group: A Required Aggregation Group is a group of plans consisting of all plans of the Employing Companies and Related Employers in which a Key Employee participates in the plan year containing the Determination Date or any of the four preceding plan years and each other plan of the Employing Companies and Related Employers which enables any plan of the Employing Companies and Related Employers in which a Key Employee participates during the period tested to meet the requirements of Section 401(a)(4) or 410(b) of the Internal Revenue Code.

E.	Permissive Aggregation Group: A Permissive Aggregation Group is a group of plans of the Employing Companies and Related Employers that are not required to be aggregated under Section 15.1E above but which, as a group, satisfy the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.
15.2	MINIMUM CONTRIBUTION REQUIREMENT: In the event the Plan is a Top-Heavy Plan for any Plan Year, a minimum contribution shall be made on behalf of each Participant who is a Non-Key Employee on the last day of the Plan Year in an amount which, together with the amount of Matching Contributions and Special Employing Company Contributions allocable to such Participant’s Accounts for the Plan Year, will equal seven and one-half percent (7-1/2%) of such Participant’s Annual Compensation for the Plan Year.
15.3	CHANGE IN THE STATUS OF THE PLAN: In the event the Plan is deemed to be a Top-Heavy Plan in any Plan Year and then, in a subsequent Plan Year, the Plan fails to qualify as a Top-Heavy Plan, any change in the Plan’s benefit structure shall be made in accordance with Section 411(a)(10) of the Internal Revenue Code and any accompanying regulations.

SECTION 16 LEASED EMPLOYEES
16.1	LEASED EMPLOYEES: An individual who is not an Employee, but who provides services to an Employing Company or a Related Employer, shall be treated as an Employee (but not as a Salaried Employee) with respect to such services if
A.	Such services are provided pursuant to an agreement between the Employing Company or a Related Employer and any leasing organization,

B.	Such individual has performed such services for an Employing Company or a Related Employer on a substantially full-time basis for a period of at least one year, and

C.	Such services are performed under the primary direction or control of the Employing Company or Related Employer.
Notwithstanding the foregoing, such an individual shall not be treated as an Employee until the close of the one-year period referred to in subparagraph B above, except that Employment Service for such individual shall be determined by taking into account the entire period for which the individual performs services for an Employing Company or Related Employer, including such one-year period.

SECTION 17 COMPLIANCE WITH FINAL 401(k) AND 401(m) REGULATIONS
17.1	GENERAL RULES
A.	Deferral elections. A cash or deferred arrangement (“CODA”) is an arrangement under which eligible Employees may make elective deferral elections. Such elections cannot relate to compensation that is currently available prior to the adoption or effective date of the CODA. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

B.	Vesting provisions. Elective Contributions are always fully vested and nonforfeitable. The Plan shall disregard Elective Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2). However, the Plan shall otherwise take a participant’s Elective Contributions into account in determining the Participant’s vested benefits under the Plan. Thus, for example, the Plan shall take Elective Contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as “the rule of parity”).
17.2 ACTUAL DEFERRAL PERCENTAGE (ADP) TEST
A.	Targeted contribution limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:
(1)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)	The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code Section 414(s) compensation for the same period.
Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 17.4A.
B.	Limitation on QNECs and QMACs. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1 .401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

C.	ADR of HCE if multiple plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan

Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).

D.	Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:
(1)	The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(2)	The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(3)	The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).
17.3	ADJUSTMENT TO ADP TEST
A.	Distribution of Income attributable to Excess Contributions. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:
(1)	Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(2)	Alternative method of allocating income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the

Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:
(a)	Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(b)	Any additional amount of such contributions made for the Plan Year.
(3)	Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (2) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(4)	Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (2) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.
B.	Corrective contributions. If a failed ADP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 17.2A, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 17.4A.
17.4	ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST
A.	Targeted matching contribution limit. A matching contribution with respect to an Elective Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:

(1)	five percent (5%) of the NHCE’s Code Section 414(s) compensation for the Plan Year;

(2)	the NHCE’s Elective Contributions for the Plan Year; and

(3)	the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Elective Contributions for the Plan Year.
For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

If the Plan provides a match with respect to the sum of the Employee’s after-tax Employee contributions and Elective Contributions, then for purposes of this Section, that sum is substituted for the amount of the Employee’s Elective Contributions in subsections (2) & (3) above and in determining the “matching rate,” and Employees who make either after-tax Employee contributions or Elective Contributions are taken into account in determining the Plan’s “representative matching rate.” Similarly, if the Plan provides a match with respect to the Employee’s after-tax Employee contributions, but not Elective Contributions, then for purposes of this subsection, the Employee’s after-tax Employee contributions are substituted for the amount of the Employee’s Elective Contributions in subsections (2) & (3) above and in determining the “matching rate,” and Employees who make after-tax Employee contributions are taken into account in determining the Plan’s “representative matching rate.”

B.	Targeted QNEC limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (1) below). For purposes of this Section:
(1)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)	The “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code Section 414(s) compensation for the Plan Year.
Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

C.	ACR of HCE if multiple plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have matching contributions or after-tax Employee contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an HCE participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax Employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before January 1, 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).

D.	Plans using different testing methods for the ACP and ADP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(1)	The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(2)	The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(3)	The rules of Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).
17.5	ADJUSTMENT TO ACP TEST
A.	Distribution of Income attributable to Excess Aggregate Contributions. Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For the purpose of this Section, “income” shall be determined and allocated in accordance with the provisions of Section 17.3A, except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

B.	Corrective contributions. If a failed ACP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 17.4A and 17.4B of this Section 17.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed and attested, all by its officers thereunto duly authorized, on this the 13th day of July, 2007.

VULCAN MATERIALS COMPANY

		By	/s/ J. WAYNE HOUSTON

		Its	SENIOR VICE PRESIDENT

ATTEST:

By	/s/ JERRY F. PERKINS, JR.

Its	SECRETARY

SCHEDULE OF EMPLOYING COMPANIES
for the
VULCAN MATERIALS COMPANY
401(k) and PROFIT SHARING RETIREMENT PLAN
The following companies are Employing Companies from the Employing Company Date shown:

Employer
Identification
Number
	Employing	Assigned By
Employing	Company	the Internal
Company	Date	Revenue Service
Vulcan Materials Company 1200 Urban Center Drive Birmingham, Alabama 35242	July 15, 2007	63-0366371

Vulcan Construction Materials, LP 1200 Urban Center Drive Birmingham, Alabama 35242	July 15, 2007	63-1211833

Employer
Identification
Number
	Employing	Assigned By
Employing	Company	the Internal
Company	Date	Revenue Service
Vulcan Aggregates Company, LLC 1200 Urban Center Drive Birmingham, Alabama 35242	July 15, 2007	63-1211816

Vulcan Gulf Coast Materials, Inc. 1200 Urban Center Drive Birmingham, Alabama 35242	July 15, 2007	63-0964180

RECO Transportation, Inc. Highway 62 Gilbertsville, Kentucky	July 15, 2007	63-1238853

CalMat Co. 3200 San Fernando Road Lost Angeles, California 90065	July 15, 2007	95-0645790

Triangle Rock Products, Inc. P.O. Box 2950 Los Angeles, California 90051	July 15, 2007	95-3430395

Azusa Rock, Inc. 3901 Fish Canyon Road Los Angeles, California 90065	July 15, 2007	95-4051240

Palomar Transit Mix, Inc. P.O. Box 2950 Los Angeles, California 90051	July 15, 2007	95-2092356

Vulcan Construction Materials, LLC 4401 North Patterson Avenue Winston-Salem, North Carolina 27105	July 15, 2007	23-2498052